UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-12

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

March 23, 2018

Dear Shareholders:

2017 was a pivotal year for Bemis Company as we launched Agility –- our plan to Fix, Strengthen, and Grow our business. We are enacting change that we believe will create value for our shareholders and position Bemis for enduring success.

Through Agility, we are not only improving our cost structure through our $65 million savings plan, but equally as important, we are laying a foundation for growth that will serve our customers well in the long-term. We have recently bolstered our U.S. business by bringing in new talent for numerous critical roles in operations, supply chain, capacity planning, and quality. We have initiated a pilot effort to deliberately pursue pockets of growth in the U.S. by aligning our people, processes, and assets to excel in short-run business. As we become simpler, quicker, and easier to work with, we are able to more deeply penetrate pockets of growth, such as short-run business and non-food applications, that historically our U.S. business model has not focused on.

Our business has a solid foundation from which to build: a world-class customer base, a dedicated workforce that is committed to improving, a comprehensive and innovative product portfolio, and a good position in the markets we serve. And during the last couple years, we’ve made progress in positioning Bemis for continued success by establishing new leadership in our Latin American, Healthcare, and U.S. businesses; by taking out $140 million of working capital and implementing the right processes to hold it; by investing in our asset recapitalization program that allows us to pursue markets that are growing; by establishing a framework to return free cash flow to shareholders resulting in over $700 million of value returned through dividends and share repurchase; and by acquiring Emplal, Steripack, and Evadix as part of our global portfolio. During 2018, we are taking action to build on this strong foundation to create value for our shareholders over the long-term.

On behalf of our employees across the globe, I thank our customers, suppliers, and shareholders for their investment, support, and confidence in our Company.

We invite you to join us at the Annual Meeting of Shareholders of Bemis Company, Inc. at the Company’s corporate offices located at 2301 Industrial Drive, Neenah, Wisconsin. The meeting will be held on Thursday, May 3, 2018, at 9:00 a.m., Central Daylight Time.

Sincerely,

William F. Austen
President and Chief Executive Officer

Notice of Annual Meeting
of Shareholders

Thursday, May 3, 2018

9:00 a.m. Central Daylight Time

Bemis Innovation Center
2301 Industrial Drive, Neenah, Wisconsin 54956

ITEMS OF BUSINESS

1.

To elect 13 Directors for a term of one year;

2.

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

3.

To cast an advisory vote on the Company’s executive compensation (“Say-on-Pay Vote”); and

4.

To transact such other business as may properly come before the meeting.

RECORD DATE

Only shareholders of record at the close of business on March 6, 2018, will be entitled to receive notice of and to vote at the meeting.

HOW TO CAST YOUR VOTE (SEE PAGE 43)

You can vote by any of the following methods:

By internet at www.proxyvote.com
By telephone at 1-800-690-6903
By mailing your proxy card

HOW TO ATTEND THE MEETING

If you plan to attend the meeting in person, see page 46 for information regarding admission.

Your vote is important to us. Please execute your proxy promptly.

By Order of the Board of Directors

Sheri H. Edison,
Senior Vice President, Chief Legal Officer and Secretary Approximate Date of Mailing of Proxy Materials or Notice of Internet Availability: March 23, 2018

 Bemis - 2018 Proxy Statement    3

PROXY STATEMENT SUMMARY

Our proxy statement contains information about the matters that will be voted on at our Annual Meeting of Shareholders as well as other helpful information about Bemis Company, Inc. (the “Company”). Below is an executive summary that we hope will be helpful to our shareholders and others who read our proxy statement. This summary highlights certain information contained elsewhere in our proxy statement. We encourage you to read the entire proxy statement carefully before voting.

Matters to be Voted on at the 2018 Annual Meeting of Shareholders

Proposal	Board Recommendation	For more detail, see page:
1. Election of Directors	FOR each Nominee	8
2. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018	FOR	42
3. Advisory vote to approve executive compensation	FOR	42

Business Highlights

•

We are a global supplier of packaging products with over $4 billion in sales in 2017.

•

We generated $379 million in operating cash flow during 2017.

•

We invested $188.5 million in capital expenditures in 2017 to expand and improve our business.

•

During 2017, we launched “Agility” – our actions to fix, strengthen and grow our business.

•

In 2018, the Board of Directors approved the 35th consecutive annual increase in the quarterly dividend payable to our shareholders.

Corporate Governance Highlights

•

12 of 13 Director-nominees are independent

•

Independent Chairman of the Board

•

Regular executive sessions of independent directors

•

Board and committees engage independent advisors as appropriate

•

Annual election of all Directors

•

Director resignation policy relative to majority voting

•

Proxy access provisions in bylaws

•

Single class of shares

•

No poison pill

•

Limitation on number of boards on which Directors can serve

•

Stock ownership requirements for Directors

•

Directors prohibited from hedging or pledging Company stock

•

Comprehensive process for evaluating and managing risks

•

Annual Board and committee evaluations and periodic individual director evaluations

Executive Compensation Highlights

What we do

✔

Mix of base salary, short-term performance-based incentives and long-term incentives

✔

70 percent of long-term incentive is performance-based which utilizes a relative total shareholder return payout metric

✔

Stock ownership and holding requirements

✔

Clawback policy in event of certain restatements

✔

Use of independent compensation consultant

✔

Competitive benchmarking conducted regarding executive compensation

✔

Management agreements requiring double-triggers in the event of a change of control (e.g., involuntary or constructive termination following a change of control)

✔

Annual vote by shareholders regarding executive compensation

What we don’t do

✘

No hedging or pledging Company stock

✘

No dividends paid on unearned equity grants

✘

No excessive perquisites

 Bemis - 2018 Proxy Statement    4

Nominees for Directors

The following table provides summary information about each Director-nominee and their current committee memberships. All Directors are elected to one-year terms. Detailed information about each Directors’ background, skillset and areas of expertise can be found beginning on page 8.

Name	Age	Director Since	Primary Occupation	Committee Membership
				A	NG	C	FS	E
William F. Austen	59	2014	CEO & President, Bemis Company
Katherine C. Doyle	50	2017	CEO, Swanson Health Products
Adele M. Gulfo	55	2015	Former EVP & Head of Global Commercial Development and Chief Strategy Officer, Mylan N.V.
David S. Haffner	65	2004	Former Chairman & CEO, Leggett & Platt
Timothy M. Manganello	68	2004	Former Chairman & CEO, BorgWarner
Arun Nayar	67	2015	Former Executive Vice President & CFO, Tyco International
Guillermo Novo	55	2018	President & CEO, Versum Materials, Inc
Marran H. Ogilvie	49	2018	Advisor, Creditors Committee, Lehman Brothers International (Europe) Administration
David T. Szczupak	62	2012	Former Executive Vice President, Whirlpool
Holly A. Van Deursen	59	2008	Former Group Vice President, British Petroleum
Philip G. Weaver	65	2005	Former Vice President & CFO, Cooper Tire & Rubber
George W. Wurtz III	61	2018	President & CEO, George Wurtz & Associates LLC
Robert H. Yanker	59	2018	Director Emeritus, McKinsey & Company
– Chairperson
A – Audit Committee
NG – Nominating and Corporate Governance Committee
C – Compensation Committee FS – Finance and Strategy Committee
E – Executive Committee

Our Director-nominees reflect a diverse array of backgrounds, experiences and expertise which collectively enable the Board to be highly effective and make substantial contributions to our Company. All of the nominees are seasoned, senior executives who have held global leadership positions in multiple industries, including health care, automotive, retail, petrochemical, and diversified manufacturing.

 Bemis - 2018 Proxy Statement    5

Table of Contents

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	3
PROXY STATEMENT SUMMARY	4
Matters to be Voted on at the 2018 Annual Meeting of Shareholders	4
Business Highlights	4
Corporate Governance Highlights	4
Executive Compensation Highlights	4
Nominees for Directors	5
PROPOSAL 1 ELECTION OF DIRECTORS	8
2018 Director-Nominees	8
2017 Director Compensation	14
CORPORATE GOVERNANCE	15
Corporate Governance Documents	15
Director Independence	15
Director Attendance	15
Committees of the Board	16
Board Leadership Structure	17
Compliance and Business Integrity	17
Board’s Role in Oversight of Risk Management	17
Board Evaluation Process	17
Nominations for Directors	18
Communications with the Board	18
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18
TRANSACTIONS WITH RELATED PERSONS	19
Standards for Approval of Transactions	19
Approval Process	19
Transactions with Related Persons during Fiscal Year 2017	19
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	21
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	22
Overview and Introduction	22
2017 Compensation Highlights	22
Compensation Philosophy and Objectives	23
Setting Compensation	24
Executive Compensation Elements	25
Base Salary	25
Short-Term Annual Performance-Based Cash Incentives (Non-Equity)	25
Long-Term Incentive Compensation (Equity)	27
Perquisites	28
2018 Changes	28
Executive Officer Incentive Compensation Recovery Policy	28
Executive and Director Share Ownership Guidelines	29
Change of Control Agreements (Management Agreements)	29
Risk Assessment	29
Deductibility of Executive Compensation	29
Compensation Committee Report	30
Compensation Committee Interlocks and Insider Participation	30
EXECUTIVE COMPENSATION TABLES	31
Summary Compensation Table for 2017	31
All Other Compensation	32
Grants of Plan Based Awards in 2017	33
Outstanding Equity Awards at 2017 Fiscal Year End	34
Option Exercises and Stock Vested in 2017	35
2017 Non-Qualified Deferred Compensation	35
2017 Pension Benefits	36
Potential Payments upon Termination, Including Following Change of Control for 2017	37

 Bemis - 2018 Proxy Statement    6

Back to Contents

MANAGEMENT AGREEMENTS	39
CEO PAY RATIO	40
REPORT OF THE AUDIT COMMITTEE	41
Independent Registered Public Accountant Fees	41
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018	42
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)	42
IMPORTANT INFORMATION ABOUT THE PROXY MATERIALS AND VOTING YOUR SHARES	43
Why am I receiving these proxy materials?	43
Why did I receive a Notice of Internet Availability of Proxy Materials?	43
How will my shares be voted by proxy?	43
May I revoke my proxy?	43
How can I vote my shares?	43
Who will conduct and pay for the cost of this proxy solicitation?	44
Who is entitled to vote at the meeting?	44
How many votes are required to approve each proposal?	44
How are votes counted?	44
If I own or hold shares in a brokerage account, can my broker vote my shares for me?	44
What is the address for the Company’s principal executive office?	44
SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS	45
Proposals for inclusion in proxy statement	45
Nominees for inclusion in proxy statement (proxy access)	45
Other proposals and nominees	45
Notice requirements	45
HOUSEHOLDING	46
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2018	46
ADMISSION POLICY	46

 Bemis - 2018 Proxy Statement    7

Back to Contents

PROPOSAL 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of the Board of Directors has nominated 13 persons to the class of Directors to be elected at the meeting. Directors are elected to one-year terms and serve until their successors have been duly elected and qualified. Each nominee has indicated a willingness to serve as a Director, but in case any nominee is not a candidate for any reason, proxies named in the accompanying proxy card may vote for a substitute nominee selected by the Nominating and Corporate Governance Committee. In addition to certain biographical information about each Director and nominee, listed below is the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director on the Board. Ronald J. Floto and William L. Mansfield, both of whom have served on the Board for the past six years, are retiring and not standing for re-election. Mr. Floto was not eligible for re-election due to the Company’s Principles of Corporate Governance, which require a director to retire from the Board once he or she reaches the age 75.

Marran H. Ogilvie, George W. Wurtz III and Robert H. Yanker were appointed to the Board effective March 16, 2018 pursuant to an agreement dated the same date (the “Agreement”) with Starboard Value LP and certain of its affiliates (“Starboard Value”). Each of Ms. Ogilvie and Messrs. Wurtz and Yanker received $25,000 from Starboard in connection with his or her nomination. The Agreement, including certain standstill commitments made by Starboard, is described in the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2018.

Pursuant to Missouri corporation law, our Directors are elected by a majority vote. In 2017, our Board adopted a governance principle requiring Directors who do not receive a majority vote to tender their resignation to the Board. In addition, in the event of a contested election, Directors who do not receive a plurality of the votes are required to tender their resignation. In each case, the Board, upon recommendation of the Nominating and Corporate Governance Committee, will decide whether to accept the resignation and will publicly disclose its decision and rationale within 90 days after the date of the election. Any Director who offers his or her resignation will not participate in the decision with respect to that Director’s resignation.

2018 Director-Nominees

The Board of Directors recommends a vote “FOR” all nominees to serve as Directors.

William F. Austen Age 59 Director Since 2014 Committees: • Executive

Background

William F. Austen is the Company’s President and Chief Executive Officer, a position he was appointed to in 2014. He was previously Executive Vice President and Chief Operating Officer from 2013 to 2014, Group President from 2012 through 2013 and Vice President of Operations from 2004 to 2012. From 2000 to 2004, Mr. Austen served as the President and Chief Executive Officer of Morgan Adhesives Company which, at the time, was a division of the Company. Prior to joining the Company, Mr. Austen held various positions at General Electric Company from 1980 until 2000.

Qualifications

Mr. Austen has an intimate understanding of the Company’s business, operations and customers. His expertise in global manufacturing and operations, together with his experience in international mergers and acquisitions and business integration, contribute invaluable skills and capabilities to the Board.

Other public company boards

Tennant Company (NYSE: TNC)

 Bemis - 2018 Proxy Statement    8

Back to Contents

Katherine C. Doyle Age 50 Director Since 2017 Independent Committees: • Audit

Background

Katherine C. Doyle is Chief Executive Officer of Swanson Health Products, a private equity backed, e-commerce marketer of a full range of healthy living products, a position she has held since April 2016. Prior to her current position, Ms. Doyle was an independent advisor to private equity and venture capital firms from 2014 to 2016. Ms. Doyle was a Corporate Officer of Abbott Laboratories, a global healthcare company, from 2011 to 2014, where she led the $3.2 billion nutrition business across the U.S., Canada and Puerto Rico as the Senior Vice President. In this role, Ms. Doyle had full responsibility for the business’ financial performance, commercial execution (sales and marketing), product innovation and supply chain. Prior to that role, she served as Vice President and General Manager, Pediatric Nutrition. Before joining Abbott, Ms. Doyle was a Senior Partner at McKinsey & Company from 1989 to 2011, working with leading consumer companies across the United States, Europe, Africa and Asia.

Qualifications

Ms. Doyle brings more than 29 years of experience leading and advising consumer and health care companies. Her well-rounded and international professional background provides her with extensive strategy, peformance and organizational transformation, commercial execution, innovation and e-commerce expertise, all of which provide valuable contributions to the Board.

Adele M. Gulfo Age 55 Director Since 2015 Independent Committees: • Audit

Background

Adele M. Gulfo served as EVP & Head of Global Commercial Development and Chief Strategy Officer of Mylan N.V. (NASDAQ: MYL), a leading global pharmaceutical company, from 2014 until her retirement in January 2018. Prior to joining Mylan, Ms. Gulfo spent a total of 14 years at Pfizer, Inc. and legacy companies, most recently as President, Latin America, before that as President and General Manager, U.S. Primary Care, and earlier where she launched LIPITOR in 1997 to become the world’s best-selling medicine. Previously, Ms. Gulfo held leadership positions at AstraZeneca Pharmaceuticals, SpectraTech Inc., and Fischer Scientific. She holds eight patents.

Qualifications

Ms. Gulfo’s experience in the healthcare industry brings valuable marketing, operational and strategic insight to the Board. She has also held various leadership roles with global public companies, giving her valuable strategic experience and perspective in understanding global challenges and opportunities.

David S. Haffner Age 65 Director Since 2004 Independent Committees: • Executive • Compensation (Chair) • Finance and Strategy

Background

David S. Haffner retired as the Chairman and Chief Executive Officer of Leggett & Platt, Inc. (NYSE: LEG), a diversified manufacturing company, at the end of 2015. During his tenure at Leggett & Platt, Mr. Haffner served as Chairman of the Board from 2013, Chief Executive Officer from 2006, and President from 2002 until his retirement, as Chief Operating Officer from 1999 to 2006, and as Executive Vice President from 1995 to 2002.

Qualifications

Mr. Haffner has extensive experience managing the operations of an acquisitive, international, public company, which has been beneficial to us in our international acquisitions and subsequent integration activities. In addition, his experience with manufacturing operations, labor relations, compensation strategy, and financial performance measurement at Leggett & Platt gives Mr. Haffner valuable insight and makes him well qualified to be the Chair of our Compensation Committee.

Other public company boards

Delphi Technologies PLC (NYSE: DLPH)

 Bemis - 2018 Proxy Statement    9

Back to Contents

Timothy M. Manganello Age 68 Director Since 2004 Chairman of the Board Committees: • Executive (Chair) • Nominating & Corporate Governance

Background

Timothy M. Manganello retired as Chief Executive Officer of BorgWarner Inc. (NYSE: BWA), a leader in highly engineered components and systems for vehicle powertrain applications worldwide, at the end of 2012 and retired as Executive Chairman of the Board of BorgWarner in 2013, having served in these roles since 2003.

Mr. Manganello was also President, Chief Operating Officer in 2002 and a board member of BorgWarner from 2002 until 2013. He served as Executive Vice President from 2001 until 2002 and President and General Manager of BorgWarner TorqTransfer Systems from 1999 to 2002.

Qualifications

Mr. Manganello offers the Board valuable experience in international acquisition integration, global operations management, labor relations, engineering-based research and development, long-term strategic planning, capital markets financing, and financial performance measurement. His experience as a director at other public companies contributes a broad array of experiences and perspectives to the Board.

Other public company boards

Delphi Technologies PLC (NYSE: DLPH)

Other public company boards – last five years

Zep Inc. (NYSE: ZEP)

Arun Nayar Age 67 Director Since 2015 Independent Committees: • Executive • Audit (Chair)

Background

Arun Nayar is currently a senior advisor with McKinsey & Company as well as BC Partners, roles he has held since 2016. Mr. Nayar retired as the Executive Vice President and Chief Financial Officer of Tyco International plc, a fire protection and security company, in 2016, having served in that role since 2012. He joined Tyco in 2008 as the company’s Senior Vice President and Treasurer and later acted as the Chief Financial Officer of Tyco’s ADT Worldwide business and Senior Vice President, Financial Planning & Analysis, Investor Relations and Treasurer. Prior to joining Tyco, Mr. Nayar spent six years at PepsiCo, most recently as Chief Financial Officer of Global Operations, and before that as Vice President and Assistant Treasurer — Corporate Finance.

Qualifications

Mr. Nayar has a career in finance that spans more than 35 years. His global experience and expertise in financial reporting, financial analytics, capital market financing, mergers and acquisitions, and treasury matters provide important insight into the global financial matters of our Company. His extensive finance background makes him well qualified to be the Chair of our Audit Committee.

Guillermo Novo Age 55 Director Since 2018 Independent Committees: • None

Background

Guillermo Novo is currently President and Chief Executive Officer of Versum Materials, Inc. (NYSE: VSM), a leading and innovative electronic materials supplier to the semiconductor industry, a position he has held since October 2016 when Versum separated from Air Products and Chemicals, Inc. Previously, Mr. Novo served as the Executive Vice President, Materials Technologies for Air Products from 2014 to 2016 and as the Senior Vice President Electronics, Performance Materials, Strategy and Technology from 2012 to 2014. Prior to joining Air Products, Mr. Novo held various leadership positions with Dow Chemical Company, including Group Vice President, Dow Coating Materials.

Qualifications

Mr. Novo has over 30 years of experience in the specialty materials industry. He has a vast array of experience in commercial, marketing and management positions globally. Mr. Novo’s professional experiences will provide the Board with valuable leadership experience, familiarity with public company matters and experience with international operations.

Other public company boards

Versum Materials, Inc. (NYSE: VSM)

 Bemis - 2018 Proxy Statement    10

Back to Contents

Marran H. Ogilvie Age 49 Director Since 2018 Independent Committees: • Finance and Strategy

Background

Marran H. Ogilvie currently serves as an Advisor to the Creditors Committee for the Lehman Brothers International (Europe) Administration, a position she has held since 2008. Ms. Ogilvie previously served as a member of Ramius, LLC, an alternative investment management firm, where she served in various capacities, including Chief Operating Officer from 2007 to 2009 and General Counsel from 1997 to 2007, until its merger with Cowen Group, Inc., when she transitioned to Chief of Staff until 2010.

Qualifications

Ms. Ogilvie has extensive experience as a public company director at numerous companies in a variety of industries. Her experience with corporate governance, executive compensation, risk management and investment analysis, combined with her financial background, make her a valuable addition to the Board.

Other public company boards

Evolution Petroleum Corporation (NYSE: EPM)

Ferro Corporation (NYSE: FOE)

Four Corners Property Trust (NYSE: FCPT)

LSB Industries, Inc. (NYSE: LXU)

Other public company boards – last five years

Seventy Seven Energy Inc. (OTC: SSE)

Southwest Bancorp, Inc. (NASDAQ: OKSB)

Zais Financial Corp

Korea Fund

David T. Szczupak Age 62 Director Since 2012 Independent Committees: • Audit

Background

David T. Szczupak served as the Executive Vice President, Global Product Organization, for Whirlpool Corporation (NYSE: WHR), a manufacturer and marketer of major home appliances from 2008 until his retirement in December 2017. In this role, Mr. Szczupak led Whirlpool’s global research, engineering, product business teams and strategic sourcing. From 2006 to 2008, Mr. Szczupak served as Chief Operating Officer of Dura Automotive Systems, an international automotive supplier. While at Dura, he provided strategic direction for product development, purchasing, manufacturing and product quality. Before joining Dura, Mr. Szczupak worked at Ford Motor Company for 22 years in a variety of leadership roles including Group Vice President of Manufacturing.

Qualifications

Mr. Szczupak’s extensive background in product innovation, strategic planning, engineering, and global manufacturing, give him unique and valuable insights and perspective to our global operations, research and development and innovation.

Other public company boards

None

 Bemis - 2018 Proxy Statement    11

Back to Contents

Holly A. Van Deursen Age 59 Director Since 2008 Independent Committees: • Executive • Compensation • Nominating & Corporate Governance (Chair)

Background

Holly A. Van Deursen was most recently an executive in the petrochemical industry, and has held a variety of leadership positions at British Petroleum and Amoco Corporation in Chicago, London, and Hong Kong. She was Group Vice President of Petrochemicals for British Petroleum from 2003 to 2005, and Group Vice President of Strategy, based in London, from 2001 to 2003.

Qualifications

Ms. Van Deursen has extensive experience in the chemical industry from which Bemis buys the majority of its raw materials. She also has an engineering background and personal international experience, which is relevant to our strategic focus on technology and innovation, as well as disciplined international expansion. Her experience in strategic analysis at British Petroleum further enhances her ability to analyze and evaluate our financial risks and opportunities. Additionally, Ms. Van Deursen’s governance experience provides important expertise and knowledge making her well qualified to be the Chair of our Nominating and Corporate Governance Committee.

Other public company boards

Actuant Corporation (NYSE: ATU)

Petroleum Geo-Services (OSE: PGS)

Capstone Turbine Corporation (NASDAQ: CPST)

Philip G. Weaver Age 65 Director Since 2005 Independent Committees: • Compensation • Finance and Strategy (Chair) • Nominating & Corporate Governance

Background

Philip G. Weaver is presently a consultant to industry and a director of CMC Group, Inc, a private company providing custom printed labels and other imaging products. Until his retirement in 2009, Mr. Weaver served as Vice President and Chief Financial Officer of Cooper Tire & Rubber Company (NYSE: CTB), a global company specializing in the design, manufacture, and sale of passenger car, light truck, medium truck, motorcycle, and racing tires. He previously served as the Vice President of the tire division from 1994 to 1998 and as Controller of the tire division from 1990 to 1994.

Qualifications

Mr. Weaver’s expertise in accounting and finance, and his experience as a chief financial officer of a public company, provide him with a thorough understanding of financial reporting, generally accepted accounting principles, financial analytics, budgeting, capital markets financing, and auditing.

Other public company boards

None

 Bemis - 2018 Proxy Statement    12

Back to Contents

George W. Wurtz III Age 61 Director Since 2018 Independent Committees: • None

Background

George W. Wurtz III founded George Wurtz & Associates LLC, a boutique consulting firm, in 2006 where he currently serves as President and Chief Executive Officer, a position he has held since October 2015 and where he previously served as President and Chief Executive Officer from October 2011 to March 2012. Prior to rejoining George Wurtz & Associates, Mr. Wurtz co-founded Soundview Paper Company, a manufacturer of towel and tissue products, where he served as President and Chief Executive Officer from March 2012 to October 2014, and as Chairman of the Board of Directors from October 2014 to April 2015. From 2007 to 2011, Mr. Wurtz served as President and Chief Executive Officer of WinCup, Inc., a manufacturer of disposable, polystyrene cups, bowls and other products. From 1987 to 2006, Mr. Wurtz held various leadership positions at James River Corporation, an American pulp and paper company, which merged with Fort Howard Paper Company and formed the Fort James Corporation, which Georgia-Pacific LLC acquired in 2000. Mr. Wurtz served as Executive Vice President for Georgia-Pacific LLC until his retirement in 2006.

Qualifications

Mr. Wurtz has extensive experience in the paper industry, which has many parallels to the broader packaging industry. His extensive executive leadership experience, as well his corporate governance experience, make him a valuable addition to the Board.

Other public company boards – last five years

Appvion, Inc.

Robert H. Yanker Age 59 Director Since 2018 Independent Committees: • Finance and Strategy

Background

Robert H. Yanker is a Director Emeritus at McKinsey & Company, a global management consulting firm. He previously served at McKinsey from 1986 to 2013, where he worked on a full range of issues including strategy, portfolio assessment, sales and operations transformation, restructuring and capability building.

Qualifications

Mr. Yanker’s strong background in advising and consulting for senior management teams provides him with significant managerial and operational expertise, in addition to his management and operational experience, providing a valuable contribution to the Board.

Other public company boards

Aaron’s, Inc. (NYSE: AAN)

Other public company boards – last five years

Wausau Paper Corp. (NYSE: WPP)

 Bemis - 2018 Proxy Statement    13

Back to Contents

2017 Director Compensation

Director compensation is approved by the Compensation Committee. The Committee determines appropriate pay levels in reliance on the expertise of, and data supplied by, Willis Towers Watson. The components of Director pay include cash or shares in lieu of cash, share awards, and an additional cash payment and share award for Non-Executive Chairman of the Board (or Independent Lead Director, if applicable) and for Directors who serve as Chairs on the Committees. For 2017, annual board compensation consists of $95,000 in cash or shares in lieu of cash and restricted stock unit awards valued at $130,000. In addition, the Committee Chairs received a payment of cash or shares in lieu of cash in the amount of $18,000. Director Manganello received an annual fee of $95,000 and restricted stock unit awards valued at $95,000 for services as Non-Executive Chairman of the Board.

The table below reflects shares granted for the term beginning at the 2017 Annual Shareholder Meeting.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
		(1)	(2)
Katherine C. Doyle(3)	39,239	109,866	0	149,105
Ronald J. Floto	95,000	132,640	1,917	229,557
Adele M. Gulfo	95,652	132,640	2,018	230,310
David S. Haffner	113,000	132,640	1,713	247,353
Timothy M. Manganello	190,000	229,560	3,471	423,031
William L. Mansfield(4)	0	227,734	0	227,734
Arun Nayar	113,000	132,640	1,194	246,834
Edward N. Perry	32,624	0	1,258	33,882
David T. Szczupak	95,000	132,640	1,419	229,059
Holly A. Van Deursen	113,000	132,640	952	246,592
Philip G. Weaver	95,000	132,640	0	227,640
(1)

Each Director elected at the 2017 Annual Meeting of Shareholders was granted Restricted Stock Units (RSUs) for 2,889 shares with a grant date fair value computed in accordance with FASB ASC Topic 718 of $130,005 (2,889 shares multiplied by the stock closing price on 5/4/17 or $45.00). These RSUs will have a one-year vesting period and will vest in full on the earlier of the first anniversary of the date of grant or at the next Annual Meeting of Shareholders. Any Director whose service terminates prior to an Annual Meeting of Shareholders will vest in a prorated number of share units for the portion of the year served.

(2)

Perquisites related to the February 2017 Board meeting.

(3)

Director Doyle joined the Board effective August 2, 2017 and was granted RSUs for 2,530 shares, representing a pro-rated amount of the annual equity award for Directors.

(4)

Director Mansfield elected to receive his entire annual retainer in the form of Bemis shares in lieu of cash.

 Bemis - 2018 Proxy Statement    14

Back to Contents

CORPORATE GOVERNANCE

Corporate Governance Documents

The following materials relating to the corporate governance of the Company are accessible on our website at:
http://www.bemis.com/about-Bemis/corporate-governance

• Restated Articles of Incorporation	• Compensation Committee Charter
• Amended By-Laws of Bemis Company, Inc.	• Nominating and Corporate Governance Committee Charter
• Principles of Corporate Governance	• Bemis Company, Inc. Code of Conduct
• Board of Directors Charter • Audit Committee Charter	• Finance and Strategy Committee Charter

Hard copies will be provided at no charge to any shareholder or any interested party upon request. To submit such request, write to us at Bemis Company, Inc., Attention: Corporate Secretary at 2301 Industrial Drive, Neenah, Wisconsin 54956.

Director Independence

The Board has determined that all Directors and Director-nominees, except Mr. Austen, are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange (“NYSE”). In addition, the Board has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees, is independent. In accordance with the NYSE director independence rule, the Board looked at the totality of the circumstances to determine a Director’s independence. To be independent, a Director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management. The Board specifically reviewed the following transactions and concluded that none of these transactions impaired the applicable Director’s independence. In addition, none of these transactions are related person transactions under Item 404 of Regulation S-K as none of the applicable related persons has a direct or indirect material interest in the underlying transaction.

Director	Entity and Relationship	Transactions	Below NYSE Threshold(1)

Adele M. Gulfo(2)	Mylan N.V.; Former Chief Strategy Officer	Mylan purchased $618,000 of packaging products from one of our subsidiaries in 2017.	Yes
David T. Szczupak(2)	Whirlpool Corporation; Former Executive Vice President, Global Product Organization	Whirlpool purchased $607,000 of packaging products from one of our subsidiaries in 2017.	Yes
Katherine C. Doyle(2)	Marsh Inc.; Spouse — Sr. Vice President, Marsh ClearSight	Bemis purchased $620,826 in services from Marsh and Marsh Clearsight related to risk management.	Yes
(1)

NYSE threshold is the greater of (1) $1,000,000 or (2) 2% of consolidated gross revenues of involved entity.

(2)

None of the related persons were involved in these transactions. All of these transactions have been reviewed and it has been concluded that each transaction was an arm’s length transaction made in the ordinary course of business.

Director Attendance

All members then comprising the Board of Directors attended the Annual Meeting of Shareholders in 2017. The Board does not have a formal written policy requiring members to attend the Annual Meeting of Shareholders, although all members have traditionally attended. The Board of Directors held seven meetings during the year ended December 31, 2017. All Directors attended at least 75 percent of the aggregate of the total number of Board meetings and committee meetings on which they served.

 Bemis - 2018 Proxy Statement    15

Back to Contents

Committees of the Board

The Board of Directors has the following Committees which are charged with the corresponding responsibilities. The composition of the Committees is also provided in this chart below. As the Board of Directors deems appropriate, it will appoint ad hoc committees to address discrete matters.

Executive Committee	No Meetings in 2017
Members:	Responsibilities
Mr. Manganello (Chair) Mr. Austen Mr. Haffner Mr. Nayar Ms. Van Deursen
•

Meets or acts only in emergency situations or when requested by the full Board of Directors

•

Has the authority to exercise all powers of the full Board of Directors except it cannot change the membership of, or fill any vacancies in, the Executive Committee or amend the Company by-laws

•

Must report any actions taken by the Executive Committee to the full Board of Directors as soon as reasonably possible

Audit Committee	9 Meetings in 2017
Members:	Responsibilities
Mr. Nayar (Chair)[1] Ms. Doyle Mr. Floto Ms. Gulfo Mr. Szczupak
•

Assists the Board of Directors by performing the duties described in the Audit Committee Charter

•

Oversight responsibility for the integrity and fair presentation of our financial reporting

•

Responsible for the appointment, compensation, and oversight of our independent registered public accounting firm

•

Meets with the independent registered public accounting firm, without management present, to consult with it and review the scope of its audit

(1)

The Board has determined that all members of the Audit Committee are financially literate and that Director Nayar is a financial expert as defined by the SEC. Each member also meets the independence standards for audit committee membership under the rules of the SEC.

Compensation Committee	7 Meetings in 2017
Members:	Responsibilities
Mr. Haffner (Chair) Mr. Mansfield Ms. Van Deursen Mr. Weaver
•

Assists the Board of Directors by performing the duties described in the Compensation Committee Charter

•

Approves the compensation of the Executive Officers and Directors

•

Evaluates the CEO’s performance in light of the goals and objectives relevant to the CEO’s compensation

•

Reviews and discusses the Compensation Discussion and Analysis and recommends its inclusion in the proxy statement

Finance and Strategy Committee	Formed in 2018
Members:	Responsibilities
Mr. Weaver (Chair) Mr. Haffner Ms. Ogilvie Mr. Yanker
•

Provides assistance to the Board in fulfilling its responsibility to our shareholders regarding certain finance and strategic matters

•

Reviews and advises the Board on our capital allocation policies, capital structure and leverage levels

•

Reviews and makes recommendations to the Board regarding dividends and share repurchases

•

Reviews the strategic landscape and explores and evaluates potential mergers, combinations, acquisitions, sales of our shares or significant assets, divestitures and strategic investments

Nominating and Corporate Governance Committee	4 Meetings in 2017
Members:	Responsibilities
Ms. Van Deursen (Chair) Mr. Manganello Mr. Mansfield Mr. Weaver
•

Assists the Board of Directors by performing the duties described in the Nominating and Corporate Governance Committee Charter

•

Oversees the annual evaluations of the full Board of Directors and committees

•

Reviews the nominations for new Directors from all sources against criteria established for selection of new Directors and nominees for vacancies on the Board

•

Oversees the CEO succession process and recommends to the Board of Directors the selection and succession for the CEO

 Bemis - 2018 Proxy Statement    16

Back to Contents

Board Leadership Structure

We do not have an express policy whether the role of Chairman of the Board should be held by an independent Director. Instead, the Board prefers to remain flexible to determine which leadership structure is most appropriate for the Company and its shareholders based upon the specific circumstances. Pursuant to our Principles of Corporate Governance, when the Chairman of the Board is not an independent Director, an independent Lead Director will be elected to serve as a liaison between the independent directors and the Chairman.

Director Manganello currently serves as our Chairman of the Board. Mr. Manganello has served as a Director of Bemis since 2004 and has been Chairman since 2015. He is retired from BorgWarner where he previously served as Executive Chairman of the Board and Chief Executive Officer.

Compliance and Business Integrity

We are committed to demonstrating the highest level of ethics and integrity possible in internal and external interactions. Each Director and Executive Officer, as well as all Company employees and individuals acting on behalf of the Company, are required to act with honesty and integrity. Our Code of Conduct covers areas of professional conduct including conflicts of interest, improper payments, preservation of corporate assets, confidentiality, proprietary information and intellectual property. Our Code of Conduct also requires compliance with all laws and regulations applicable to our business. All employees have access to an anonymous reporting system for any actual or apparent violations of our Code of Conduct. We disclose on our website any amendments to, or waivers of, our Code of Conduct involving any Director or Executive Officer of the Company. We continuously monitor all aspects of our corporate compliance program, and are committed to making continuous improvements.

Board’s Role in Oversight of Risk Management

Taking purposeful and calculated risks is an essential part of our business and is critical to the achievement of our long-term strategic objectives. Our Board of Directors and the committees take an active role in the oversight of our Company’s most significant risks.

Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
•

Delegate certain risk management oversight responsibilities to Board committees, and receive regular reports from Board committees

•

Oversee the company risk management processes to support achievement of the Company’s organizational and strategic objectives

	• Oversee risks associated with financial reporting and internal controls • Oversee related party transactions • Oversee risks associated with financial instruments, including the hedging policy	• Monitor risks associated with the design and administration of the Company’s compensation and benefits programs	• Oversee risks associated with the governance structure of the Company including Board composition and independence

In addition to the management of the risks described above, we engage in an annual enterprise-wide risk management (“ERM”) process which includes various risk assessments. Identified risks are evaluated based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence. Assessments include identifying and evaluating risks and the steps being taken to mitigate the risks. Annually, a report summarizing these assessments is compiled by our Director of Risk Management, reviewed by the Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer, and is presented to the full Board. Interim reports on specific risks are provided if requested by the Board or recommended by management.

Board Evaluation Process

The Board recognizes that a robust and constructive evaluation process is an essential component of Board effectiveness and good corporate governance. Accordingly, the Board and each Committee conduct an annual self-evaluation to assess their effectiveness and consider opportunities for improvement. Additionally, the Board conducts individual evaluations of the performance of each Board member on a regular basis. The entire evaluation process, overseen by the Nominating and Corporate Governance Committee, assesses the performance, qualifications, attributes, skills and experiences of each director, each Committee and the Board as a whole. The feedback received from director questionnaires is reviewed and discussed by the Nominating and Corporate Governance Committee, the committee chairs and/or the Chairman, as appropriate. Changes in evaluation forms, practices or procedures are discussed regularly and implemented from time to time. Matters addressed in evaluations include the following:

•

The quality and relevance of the Board and committee agendas;

•

The effectiveness of discussions and debate at meetings;

•

The diversity and qualifications of the Board in the aggregate; and

•

The contribution of individual members including their expertise, leadership and participation level.

 Bemis - 2018 Proxy Statement    17

Back to Contents

Nominations for Directors

In order to ensure that the Board represents the long-term interests of the shareholders, the Board believes that diverse viewpoints, skills, perspectives and qualifications of the individual directors is critical. The Board also understands the importance of balancing tenure, turnover, diversity and skills of the individual Board members, pairing fresh perspectives with valuable experience. The Nominating and Corporate Governance Committee and the Board establish different search criteria for recruiting new directors at different times, depending upon the Company’s needs and the then-current Board composition. In every case, however, candidates are required to have certain qualifications and attributes that enable such individuals to contribute to the Board.

The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders in the same manner that it considers all Director candidates. Director candidates must meet the minimum qualifications set forth in the Principles of Corporate Governance, and the Nominating and Corporate Governance Committee will assess Director candidates in accordance with those factors. Shareholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee should write the Corporate Secretary of the Company at 2301 Industrial Drive, Neenah, Wisconsin 54956, stating in detail the candidate’s qualifications for consideration by the Nominating and Corporate Governance Committee.

If a shareholder wishes to nominate a Director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures outlined in our amended by-laws. Pursuant to our amended by-laws, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a Director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Corporate Secretary of the Company not less than 90 days before the first anniversary of the previous year’s annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting, together with the written consent of such person to serve as a Director.

From time to time, Bemis engages a search firm to help identify and facilitate the screening and interview process of Director-nominees. In evaluating a Director-nominee, the Nominating and Corporate Governance Committee takes into consideration a number of factors, including, but not limited to, the nominee’s:

•

Experience growing and scaling a business through both organic expansion and mergers and acquisitions;

•

Proficiency in process improvement and experience building an organizational culture devoted to operational excellence and high performance; and

•

Experience in international business.

In addition, the Nominating and Corporate Governance Committee performs various tasks to ensure the Director-nominee is an appropriate candidate. Included among these tasks are the following:

•

Evaluate whether the nominee’s skills are complementary to the existing Board members’ skills, and the Board’s needs for operational, management, financial, international, technological, or other expertise; and

•

Interview, along with the Chairman of the Board and our Chief Executive Officer, candidates that meet the selection criteria.

In 2017, the Board engaged a third party search firm to identify new Board candidates, resulting in the recommendations of Ms. Doyle and Mr. Novo. Bemis paid the third party firm a fee for performing these services in connection with conducting the search and assessing potential candidates. As described above, Ms. Ogilvie, Mr. Wurtz and Mr. Yanker were appointed as directors by the Board effective March 16, 2018. They were initially identified as potential directors by a shareholder, Starboard Value.

Communications with the Board

The Board provides a process for shareholders and other interested parties to send communications to the Board or any of the Directors. Interested parties may communicate with the Board or any of the Directors by sending a written communication to the address below. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual Directors.

Bemis Company, Inc.
c/o Corporate Secretary
2301 Industrial Drive
Neenah, Wisconsin 54956
Phone: 920-527-5290

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Directors, Executive Officers, and persons who own more than 10 percent of our Common Stock file initial reports of ownership of our Common Stock and changes in such ownership with the SEC. To our knowledge, based solely on a review of copies of forms submitted to us during and with respect to 2017, and on written representations from our Directors and Executive Officers, all required reports were filed on a timely basis during 2017.

 Bemis - 2018 Proxy Statement    18

Back to Contents

TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors has approved a written policy whereby the Audit Committee must approve any transaction with a related person, as defined in Item 404 of Regulation S-K (“Related Person Transaction”), before commencement of such transaction; provided, however, that if the transaction is identified after it commences, it shall be brought to the Audit Committee for ratification. The Related Person Transaction should be presented to the Audit Committee by an Executive Officer requesting that the Audit Committee consider the Related Person Transaction at its next meeting. The Executive Officer presenting the transaction must advise the Audit Committee of all material terms of the transaction.

The Audit Committee has delegated authority to the Audit Committee Chairman to, upon request of an Executive Officer, approve Related Person Transactions if they arise between Audit Committee meetings. The Chairman may take any action with respect to such Related Person Transaction that the Audit Committee would be authorized to take, or, in his or her discretion, require that the matter be brought before the full Audit Committee. Any action taken by the Chairman shall be reported to the Audit Committee at its next regularly scheduled meeting.

Standards for Approval of Transactions

The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a Related Person Transaction:

•

Whether the terms of the transaction are fair;

•

Whether the transaction is material to us;

•

The role the related person has played in arranging the Related Person Transaction;

•

The structure of the Related Person Transaction; and

•

The interests of all related persons in the Related Person Transaction.

A Related Person Transaction will only be approved by the Audit Committee if the Audit Committee determines that the Related Person Transaction is beneficial to us and the terms of the Related Person Transaction are fair.

Approval Process

The Audit Committee may, in its sole discretion, approve or deny any Related Person Transaction. Approval of a Related Person Transaction may be conditioned upon us and the related person taking any or all of the following additional actions, or any other actions that the Audit Committee deems appropriate:

•

Requiring the related person to resign from, or change position within, an entity that is involved in the Related Person Transaction;

•

Assuring that the related person will not be directly involved in negotiating the terms of the Related Person Transaction or in the ongoing relationship between us and the other persons or entities involved in the Related Person Transaction;

•

Limiting the duration or magnitude of the Related Person Transaction;

•

Requiring that information about the Related Person Transaction be documented and that reports reflecting the nature and amount of the Related Person Transaction be delivered to the Audit Committee on a regular basis;

•

Requiring that we have the right to terminate the Related Person Transaction by giving a specified period of advance notice; or

•

Appointing a Company representative to monitor various aspects of the Related Person Transaction.

In the case of any transaction for which ratification is sought, the Audit Committee may require amendment or termination of the transaction, or implementation of the above actions, if the Audit Committee does not ratify the transaction.

Transactions with Related Persons during Fiscal Year 2017

Item 404 of Regulation S-K requires that we disclose any transactions between us and any related persons, as defined by Item 404, in which the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest. During fiscal year 2017, there were no Related Person Transactions meeting the requirements of Item 404 of Regulation S-K.

 Bemis - 2018 Proxy Statement    19

Back to Contents

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the beneficial ownership of our Common Stock as of March 6, 2018, by each Director and Director-Nominee, each of our Executive Officers named in the Summary Compensation Table in this proxy statement, and all of our current Directors and Executive Officers as a group. Percentage of outstanding shares is based on 90,975,529 shares outstanding as of March 6, 2018.

Beneficial Owner	Direct(1)	Voting or Investment Power(2)	Right to Acquire(3)	Total	Percent of Outstanding Shares
William F. Austen	265,868	30,376	40,189	336,433	*
Michael B. Clauer	23,869	0	9,523	33,392	*
Katherine C. Doyle	0	0	2,530	2,530	*
Sheri H. Edison	49,179	0	5,553	54,732	*
Timothy S. Fliss	16,054	17,767	4,235	38,056	*
Ronald J. Floto	17,386	0	2,889	20,275	*
Adele M. Gulfo	4,021	0	2,889	6,910	*
David S. Haffner	45,906	0	2,889	48,795	*
William E. Jackson	19,258	0	4,144	23,402	*
Timothy M. Manganello	83,013	0	5,000	88,013	*
William L. Mansfield	25,669	0	2,889	28,558	*
Arun Nayar	13,140	0	2,889	16,029	*
Guillermo Novo	0	0	0	0	*
Marran H. Ogilvie	600	0	0	600	*
James W. Ransom, Jr.	79,160	0	6,555	85,715	*
David T. Szczupak	9,982	0	2,889	12,871	*
Holly A. Van Deursen	24,463	0	2,889	27,352	*
Philip G. Weaver	32,669	0	2,889	35,558	*
George W. Wurtz III	566	0	0	566	*
Robert H. Yanker	0	0	0	0	*
All Executive Officers and Directors as a Group (20 persons)	682,414	48,143	97,975	828,532	*
*

Less than one percent (1%).

(1)

These shares are held individually or jointly with others, or in the name of a bank, broker, or nominee for the individual’s account. Also, included are shares resulting from option exercises and shares held in 401(k) accounts of Executive Officers.

(2)

This column includes other shares over which Directors, Director-Nominees and Executive Officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)

Includes shares that are currently vested or that will vest within 60 days of March 6, 2018, pursuant to the grants made under the 2014 Stock Incentive Plan.

 Bemis - 2018 Proxy Statement    20

Back to Contents

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS

The only persons known to us to beneficially own, as of March 6, 2018, more than 5 percent of our outstanding Common Stock are set forth in the following table.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares
The Vanguard Group, Inc.(1)
100 Vanguard Blvd. Malvern, PA 19355	8,526,710	9.4%
BlackRock, Inc.(2)
55 East 52nd Street New York, NY 10022	7,864,777	8.7%
State Street Corporation(3)
One Lincoln Street Boston, MA 02111	7,233,376	8.0%
American Century Investment Management, Inc.(4) 4500 Main Street 9th Floor Kansas City, MO 64111	5,389,718	5.9%
(1)

Based on information contained in a Schedule 13G filed by such beneficial owner with the SEC on February 12, 2018, Vanguard has sole voting power over 48,614 shares, sole dispositive power over 8,473,458 shares, shared voting power over 11,212 shares and shared dispositive power over 53,252 shares.

(2)

Based on information contained in a Schedule 13G filed by such beneficial owner with the SEC on January 29, 2018, BlackRock has sole voting power over 7,412,113 shares and sole dispositive power over 7,864,777 shares.

(3)

Based on information contained in a Schedule 13G filed by such beneficial owner with the SEC on February 14, 2018, State Street Corporation has shared voting and dispositive power over all 7,233,376 shares.

(4)

Based on information contained in a Schedule 13G filed by such beneficial owner with the SEC on February 9, 2018, American Century Investment Management has sole voting power over 5,172,724 shares and sole dispositive power over 5,389,718 shares.

 Bemis - 2018 Proxy Statement    21

Back to Contents

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Overview and Introduction

The Compensation Discussion and Analysis (“CD&A”) identifies and describes the basic principles, philosophies and rationale underlying our compensation decisions and programs as well as the key elements of compensation for our Named Executive Officers identified in the Summary Compensation Table. For 2017, our Named Executive Officers (“NEOs”) identified in the Summary Compensation Table include the following:

Name	Title
William F. Austen	President and Chief Executive Officer
Michael B. Clauer	Senior Vice President and Chief Financial Officer
James W. Ransom, Jr.	Former Senior Vice President
Sheri H. Edison	Senior Vice President, Chief Legal Officer, and Secretary
Timothy S. Fliss	Senior Vice President and Chief Human Resources Officer
William E. Jackson	Senior Vice President and Chief Technology Officer

The CD&A should be read in conjunction with the applicable compensation tables included later in this document.

2017 Compensation Highlights

While the Company enacted change during 2017 to drive improvement and long-term success, we did not achieve our short-term annual goals. As such, consistent with our pay for performance practice, the NEOs did not receive a payout under the short-term cash incentive plan.

Base Salaries

•

Base salaries were increased by an average of 3.5 percent to maintain our desired competitive position in the middle range of our Total Target Compensation (“TTC”) Comparator Group.

•

Mr. Austen’s base salary increased by 7.4 percent to more competitively position him closer to the middle range of our TTC Comparator Group (see “Setting Compensation” below).

Short-term Cash Incentive

The short-term annual incentive plan (Bemis Executive Officer Performance Plan, as amended (“BEOPP”)) for 2017 focused on two elements, which were equally weighted:

•

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”).

•

Adjusted after-tax return on invested capital (“Adjusted ROIC”).

Performance in each of these categories was below the target level, resulting in no annual cash incentive payout. Actual results compared to target were as follows:

•

$547.9 million actual result for BEOPP Adjusted EBITDA, compared to a target of $640 million.

•

9.1 percent actual result for BEOPP Adjusted ROIC, compared to a target of 11 percent.

Long-term Incentive

To further promote shareholder alignment and a performance-orientation, NEOs were granted long-term incentives in the form of share units, 70 percent of which were performance-based share units, and 30 percent of which were time-based share units.

•

The performance-based share units are measured relative to Bemis’ total shareholder return (“TSR”) versus a comparator group. Actual share unit payout for the 2015 grant, which vested at the end of 2017, compared to target were 62.5 percent for relative TSR as compared to target (100 percent).

•

The weighting of performance-based share units as 70% of our long-term incentive awards strongly aligns pay and performance for our Executive Officers.

 Bemis - 2018 Proxy Statement    22

Back to Contents

The following table discloses actual direct compensation paid to our NEOs for the last two fiscal years. As illustrated in this table, our compensation program effectively executes our pay for performance objective.

	Fiscal Year 2016 Actual Compensation					Fiscal Year 2017 Actual Compensation
	Base Salary ($)	Target Annual Incentive ($) (Target %)	Actual Annual Incentive ($)	Long-Term Incentive Grant Value ($)(1)	Total Direct Compensation ($)	Base Salary ($)	Target Annual Incentive ($) (Target %)	Actual Annual Incentive ($)	Long-Term Incentive Grant Value ($)(2)	Total Direct Compensation ($)
William F. Austen	1,015,000	1,218,000	781,103	4,722,049	6,518,152	1,090,000	1,308,000	0	5,190,037	6,280,037
		120%					120%
Michael B. Clauer	550,000	412,500	264,536	965,053	1,779,589	585,000	438,750	0	1,160,048	1,745,048
		75%					75%
James W. Ransom	580,500	406,350	260,592	1,015,055	1,856,147	595,000	416,500	0	1,015,036	1,610,036
		70%					70%
Sheri H. Edison	466,500	279,900	179,500	675,076	1,321,076	480,000	288,000	0	675,034	1,155,034
		60%					60%
Timothy S. Fliss	372,000	223,200	143,138	465,030	980,168	383,000	229,800	0	465,042	848,042
		60%					60%
William E. Jackson(3)						390,000	214,500	0	455,008	845,008
							55%
(1)

The share price used to determine the number of both time-based and performance-based share units was the average closing share price for the last 20 trading days of 2015, or $45.21.

(2)

The share price used to determine the number of both time-based and performance-based share units was the average closing share price for the last 20 trading days of 2016, or $49.19.

(3)

Mr. Jackson was not an NEO in the proxy statement reporting fiscal 2016 compensation.

Compensation Philosophy and Objectives

The Compensation Committee (the “Committee”) has structured the executive compensation program to reward the achievement of specific annual and long-term strategic goals without encouraging undue risk-taking. These programs are reviewed on an annual basis by the Committee to ensure a focus on enhancing shareholder value in the current and forecasted business environments, alignment with goals, and competitive positioning. The key elements of our philosophy are designed to:

•

Align compensation with shareholder interests;

•

Attract and retain key leadership talent; and

•

Motivate individuals to achieve our goals.

Accordingly, the Committee has designed the compensation program to include an appropriate balance of base salary, short-term annual performance-based cash incentives, and long-term incentives in the form of restricted share units, both performance-based and time-based, that align with the key elements listed above.

Our approach is to generally target each element of compensation, as well as the aggregate compensation, for each NEO at or near the 50th percentile of our peers with specific compensation of each NEO ultimately determined by scope of role, performance, key succession planning considerations, retention, and other distinctive factors.

Outlined below are the compensation elements that apply to all Executive Officers.

	Compensation Elements	Type of Performance	Performance Period	How Payout Determined	Most Recent Performance Measures
CASH	Base Salary	Short-term focus	NA	Compensation Committee determination	Individual
	Annual Cash Incentives	Short-term focus (variable)	1 year	Target established by Compensation Committee	Adjusted EBITDA, Adjusted ROIC
EQUITY	Performance Based Units (70%)	Long-term focus (variable)	3 years	Target established by Compensation Committee	Relative TSR
	Time Based Units (30%)	Long-term focus (time-based)	3 years	Based on time vesting	None but value changes with share price

 Bemis - 2018 Proxy Statement    23

Back to Contents

Setting Compensation

The Committee makes all final decisions regarding Executive Officer compensation. The Committee considers the following factors when making compensation decisions:

•

Job responsibilities and complexities;

•

Performance, experience, and proficiency in the role;

•

Comparison to external market data;

•

Merit increase percentages consistent with other Bemis salaried employees;

•

Potential and succession planning considerations; and

•

Recommendations of the CEO and Chief Human Resources Officer.

The Committee uses an independent, outside compensation consultant, Willis Towers Watson, to conduct an external market check as an input into the decision-making process. Willis Towers Watson provided unrelated employee benefit services to the Company during 2017 for which we compensated them $288,800. The Committee has evaluated the independence of Willis Towers Watson based on the six factors determined by the SEC and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently advising the Committee.

In addition, the Committee strongly considers the perspectives of our shareholders. In fact, shareholders voted soundly in favor of our executive compensation program at our 2017 Annual Meeting of Shareholders. Specifically, more than 95 percent of the shares voted at the Annual Meeting of Shareholders in 2017 voted in favor of the compensation paid to our NEOs. In light of the positive result of the “say-on-pay” vote, we made no material changes to our program. We will continue to consider the input of our shareholders in the overall design of the program.

Benchmarking Using Peer Groups

Willis Towers Watson conducted a study in late 2016 (“2016 Study”) to evaluate compensation levels for executives in similar roles to our Executive Officers. The 2016 Study is a thorough benchmarking process that uses two external data sources to evaluate the external competitiveness of total target compensation, including base salaries, target short-term annual performance-based cash incentives (non-equity incentive compensation), and target long-term equity compensation. We used the market information obtained in the 2016 Study as a market check for 2017 compensation decisions.

The first data source in developing our peer group is a customized industry specific survey from the Willis Towers Watson Compensation Databank that includes 40 companies (“Survey Comparator Group”) within the industrial manufacturing and consumer products/non-durable industries. This first data source was significantly larger than in the past due to an increase in the number of companies matching the profile as well as a desire to broaden the group of companies included. The second data source is proxy data that includes 21 companies (“Proxy Comparator Group”), including many within the paper and container packaging industry. Companies included in the data from both sources have annual revenue ranging from $1.4 billion to $11.4 billion. For purposes of analyzing compensation, the Committee combines the Survey Comparator Group and the Proxy Comparator Group and refers to them as the TTC Comparator Group.

The Survey Comparator Group included the following 40 companies:

A.O. Smith Corporation	Hanesbrands Inc.	Nortek Holdings Inc.	Terex Corporation
Ball Corporation	Harley-Davidson, Inc.	Nu Skin Enterprises, Inc.	Timken Company
BorgWarner, Inc.	Hasbro, Inc.	Oshkosh Corporation	Toro Company
Brembo S.P.A.	IDEX Corporation	Owens Corning	Tupperware Brands Corporation
Canadian National Railway Company	Kennametal Inc.	PVH Corp.	USG Corporation
Columbia Sportswear Company	Kinross Gold Corporation	Rockwell Automation, Inc.	Visteon Corporation
Cooper Standard Holdings Inc.	Mattel, Inc.	Scotts Miracle-Gro Company	Vulcan Materials Company
Domtar Corporation	Meritor, Inc.	Sealed Air Corporation	Weyerhaeuser Company
Donaldson Company	Mettler-Toledo International	Sonoco Products Company	Worthington Industries
Federal-Mogul Corporation	Newmont Mining Corporation	SPX FLOW, Inc.	Xylem, Inc.

 Bemis - 2018 Proxy Statement    24

Back to Contents

This group of companies has median revenue of $3.5 billion and the revenue at the 75th percentile is $6.2 billion, which places our 2016 revenue between the median and the 75th percentile.

The Proxy Comparator Group included the following 21 companies:

Albemarle Corporation	Graphic Packaging Holding Company	RPM International, Inc.
AptarGroup, Inc.	Greif, Inc.	Sealed Air Corporation
Ashland Inc.	Minerals Technologies, Inc.	Sensient Technologies Corporation
Avery Dennison Corporation	NewMarket Corporation	Silgan Holdings Inc.
Ball Corporation	Owens-Illinois, Inc.	Sonoco Products Company
Berry Global, Inc.	Packaging Corp. of America	The Valspar Corporation
Crown Holdings, Inc.	PolyOne Corporation	WestRock Company

This group of companies has a median revenue of $4.8 billion and the revenue at the 25th percentile is $3.6 billion, which places our 2016 revenue between the 25th percentile and the median.

The 2016 Study revealed the following important facts as it relates to our executive compensation program:

•

Competitive pay levels were similar in both data sources.

•

The executive compensation as a whole for each Executive Officer is also within 20 percent of the median for similarly situated officers; however, the percentile varies by Executive Officer.

Compensation Committee Review and Approval

Using the results of the 2016 Study, the Committee then consulted with Willis Towers Watson regarding recommended compensation adjustments, consistent with market trends and Bemis’ philosophy and affordability. Based on this analysis, the Committee approved compensation changes for each Executive Officer to better align with the middle range of our TTC Comparator Group. With respect to Mr. Austen in particular, the Committee took into account a variety of factors to set the target compensation which, for 2017, is at the market median.

We believe the design of our compensation program aligns with creating long-term shareholder value and is integral to attract and retain the executive talent necessary to meet our objectives. Additional comments regarding our compensation program are highlighted below.

Executive Compensation Elements

As noted above, the standard elements of our compensation program consist of: base salary, short-term annual performance-based cash incentives, long-term equity incentives, and retirement and other benefit plans. In addition to the annual compensation elements listed above, we have double-trigger “change of control” agreements with our Executive Officers that provide for the payment of compensation and benefits in the event of termination following a change of control (see Potential Payments Upon Termination table).

Base Salary

Base salary is a guaranteed component of annual cash compensation that attracts and retains our Executive Officers. We target base salary at or near the middle range of our TTC Comparator Group.

Short-Term Annual Performance-Based Cash Incentives (Non-Equity)

The BEOPP is designed to provide incentives to our Executive Officers to produce a superior shareholder return. Amounts paid under the terms of the 2017 BEOPP were intended to qualify as performance-based compensation, within the meaning of Section 162(m) of the Internal Revenue Code as in effect prior to the recent tax reform legislation.

The following components are part of our 2017 short-term incentive program:

•

No discretion for individual performance;

•

No discretion by the Committee once the goal criteria is determined, other than the ability to exercise negative discretion;

•

Target award is a percentage of base salary; and

•

Payout is based on two components: Adjusted EBITDA result as compared to goal (“Adjusted EBITDA Goal”) and Adjusted ROIC result as compared to goal (“Adjusted ROIC Goal”).

Each Executive Officer’s target percentage is established by the Committee based on the middle range of the TTC Comparator Group benchmarking data and other factors previously discussed. That percent of annual base salary then becomes the target award. The attainment of the predetermined Adjusted EBITDA Goal determines payment of 50 percent of the target award. The attainment of the predetermined Adjusted ROIC Goal determines payment of the other 50 percent of the target award. The Committee sets the goals at the beginning of the year to exclude certain unusual or non-recurring factors that may occur during the year.

 Bemis - 2018 Proxy Statement    25

Back to Contents

EBITDA Component

The Committee determined that for 2017, the Adjusted EBITDA Goal was $640 million, consistent with the 2017 operating plan. If this goal was achieved, each Executive Officer would receive 100 percent of the target award for this metric. If the Adjusted EBITDA was less than $615 million, which was $15 million greater than the actual Adjusted EBITDA result for 2016, no award would be paid. At $660 million, the BEOPP would pay two times the target award for this metric.

ROIC Component

The Committee determined that for 2017, the Adjusted ROIC Goal was 11.0 percent, which was equal to the Adjusted ROIC goal in our 2017 annual operating plan. If this goal was achieved, each Executive Officer would receive 100 percent of the target award for this metric. If the Adjusted ROIC result was less than 10.6 percent, no award would be paid. If the Adjusted ROIC result was at least 11.4 percent, the plan would pay two-times the target award for this metric.

The BEOPP funding scales below indicate the ranges of payouts for both Adjusted EBITDA and Adjusted ROIC:

Results that Impacted 2017 Compensation

In 2017, we achieved BEOPP Adjusted EBITDA of $547.9 million, resulting in no payout for the EBITDA portion of each NEO’s target award. For purposes of calculating BEOPP Adjusted EBITDA for compensation, currency rates were held constant, eliminating any positive or negative movement that may be created from currency fluctuation.

We achieved 9.1 percent BEOPP Adjusted ROIC performance in 2017 (BEOPP Adjusted ROIC is calculated using a fixed 35 percent tax rate), resulting in no bonus payout for the other half of each NEO’s target award. BEOPP Adjusted ROIC is defined as adjusted net operating profit after tax divided by the sum of debt, less cash, plus equity.

The result was no short-term incentive payout for the 2017.

 Bemis - 2018 Proxy Statement    26

Back to Contents

Long-Term Incentive Compensation (Equity)

The Bemis Company, Inc. 2014 Stock Incentive Plan (the “2014 Plan”) provides for issuance of equity awards in the form of restricted share units. The Committee uses median peer group benchmark data to determine the target value of restricted share units awarded to our Executive Officers annually, which is positioned at the middle range of our TTC Comparator Group. The number of target restricted share units awarded is determined by dividing the value by a fixed share price (calculated using the average closing share price for the last 20 trading days of the prior fiscal year). The long-term incentive compensation provides the opportunity to acquire meaningful equity ownership and has proven to be critical to attract, incentivize and retain Executive Officers, in alignment with shareholders’ best interests.

Target restricted share units awarded in 2017 are split between performance-based share units which represent 70 percent of the units awarded and time-based share units which represent the other 30 percent of the units awarded.

Award Provisions – 70 percent Performance-Based Share Units

Payout of performance-based share units is determined by relative TSR against the TSR Comparator Group. The TSR Comparator Group used to calculate this 2015 long-term incentive grant, payable following the end of 2017, consisted of public companies in the S&P 500 Industrials sector.

Performance-based share units are earned on the basis of our TSR measured over a three-year period, relative to our TSR Comparator Group. As it is possible that there will be no payout under the performance-based share units, these awards are completely “at-risk” compensation:

•

TSR reflects share price appreciation and reinvestment of dividends;

•

Share price appreciation is measured as the difference between the beginning market price and the ending market price of the shares:

–

Beginning market price equals the average closing price on the 20 trading days immediately preceding the performance period; and

–

Ending market price equals the average closing price on the last 20 trading days of the performance period;

•

Share units are paid out in a range of 0 percent to 200 percent of target;

•

Dividend equivalents on restricted share units are accrued and will be distributed at the same time and in the same proportion as the shares of common stock to which they relate; and

•

Share units are paid out linearly between the 25th percentile and 55th percentile. Similarly, the share units are paid out linearly between the 55th percentile and the 75th percentile.

–

Example: If we perform at a 40th percentile rank, each NEO would receive the number of shares equal to 75 percent of the target award. Further, in order to pay out at the 100 percent target, we must perform above the median of our TSR Comparator Group at the 55th percentile.

The performance-based share units payout chart below indicates the range of payouts:

Award Provisions – 30 percent Time-Based Share Units

As described above, time-based share units cliff vest after three years.

 Bemis - 2018 Proxy Statement    27

Back to Contents

Accounting Value of Performance-Based Share Units

The accounting value of performance-based share units utilized in the compensation tables that follow reflects the number of units expected to vest based on the probable outcome determined in accordance with FASB ASC Topic 718. In 2017, the accounting value of each performance-based share unit was 110 percent of the value of each time-based share unit; the value of each NEO’s long-term incentive award was therefore more heavily weighted towards performance-based shares, as reflected in the compensation tables. As a result, 72 percent of the value of each NEO’s long-term incentive award is attributable to performance-based share units.

Results that Impacted 2017 Compensation

Our TSR performance of 16.4 percent resulted in a percentile rank of 32.5 versus the TSR Comparator Group for the January 1, 2015 through December 31, 2017 performance period. This percentile ranking resulted in a 62.5 percent payout for 2015 performance-based grants. The Company revised the payout weighting under the long-term incentive plan in 2016. This payout was based upon 50% time-based share units and 50% performance-based share units used previously.

Retirement and Other Benefits

The available core benefits are the same for all United States employees and Executive Officers and include medical, pharmacy, dental, wellness, disability coverage, and life insurance. In addition, the Bemis 401(k) savings plans, Bemis Investment Incentive Plan (“BIIP”) and our retirement plans provide a reasonable level of retirement income. These plans are generally available to all salaried United States employees, including Executive Officers. We also offer a non-qualified supplemental retirement plan, which provides certain additional retirement benefits, including benefits that cannot be provided through the qualified plan due to various Internal Revenue Service limits. Certain Executive Officers also have accumulated benefits under various Bemis pension plans. Our salaried defined benefit pension plans were amended in September 2013 to freeze all further benefit accruals as of December 31, 2013. The cost of employee benefits is partially borne by the employee, including each Executive Officer.

Perquisites

There are no material perquisites for Executive Officers, including NEOs. Executive Officers do not receive any gross-up adjustments related to income tax for perquisites except for tax reimbursements provided to all employees who participate in our relocation program.

2018 Changes

To further incent the Company’s focus on profitable growth, the Committee approved a change to the design of the Short-Term Annual Performance Based Cash Incentive Plan. Beginning in 2018, the BEOPP will incorporate three performance metrics, Adjusted ROIC (50%), Adjusted EBITDA (25%) and Adjusted Net Revenue Growth (25%) for the Executive Officers. For purposes of this performance metric, Adjusted Net Revenue Growth is calculated based on budgeted currency rates and adjusted for pass through of raw material inflation or deflation.

As a result of 2017 Company performance and the Company’s compensation philosophy to align compensation with the middle range of the TTC Comparator Group, for 2018 the Committee did not adjust base compensation, short-term incentive targets or long-term incentive targets for any of the Executive Officers.

Executive Officer Incentive Compensation Recovery Policy

The Company’s Executive Officer Incentive Compensation Recovery Policy (“Clawback Policy”) requires Bemis Executive Officers to reimburse the Company for all or a portion of cash incentive awards that were paid with respect to any fiscal year in which the following factors are present:

•

A financial restatement is required due to material noncompliance with reporting requirements;

•

The cash incentive award was determined based on financial results that were subject to the restatement; and

•

A smaller award would have been paid based upon the restated financial results.

All demands for repayment are subject to Committee discretion based on the facts of the situation. The Clawback Policy is intended to prevent intentional manipulation of Company financial results.

 Bemis - 2018 Proxy Statement    28

Back to Contents

Executive and Director Share Ownership Guidelines

We have established guidelines that require all Executive Officers and Directors to own a minimum number of Bemis shares to emphasize the importance of linking the interests of Executive Officers, Directors, and shareholders. Our share ownership requirement for the CEO is a market value equal to five times the CEO’s annual base salary. Our share ownership requirement for all other Executive Officers is a market value equal to three times their annual base salary. Our share ownership requirement for Directors is four times their annual cash retainer.

Each Executive Officer and Director is expected to achieve the ownership target within five years from the date of election as an Executive Officer or Director. All Named Executive Officers and Directors already meet the guidelines or are on track to meet the guidelines within the specified time.

Each Executive Officer is required to hold, for a period of not less than three years from the date of share acquisition, one-half of the net number of shares issued pursuant to our equity compensation plans. This restriction expires after the three-year period or upon termination or retirement. In addition, Executive Officers and Directors are prohibited by our Securities Trading and Information Disclosure Policy from hedging or pledging their shares.

Change of Control Agreements (Management Agreements)

We have management agreements with all Executive Officers to ensure retention and action in the best interests of the shareholders in the event of a change of control. The agreements provide benefits upon a change of control event and subsequent termination. The determination of the amount of payment(s) and benefits for the Named Executive Officers in the event of a change of control for either agreement is described in the footnotes on the Potential Payments Upon Termination Table. The amounts are formula based and are paid only in the event of a change of control and where the Named Executive Officer is not retained in the position he/she had prior to the event (i.e., double-trigger).

Historically, the Company used management agreements in order to attract talented individuals and encourage retention of such individuals. However, these agreements stand on their own and do not affect decisions regarding other compensation elements. In 2008, these agreements were revised for all incoming Executive Officers. All agreements entered into following such revisions provide for two years of payments (versus the previous management agreements that provided for three years of payments), and eliminate the cash payment equivalent to the most recent annual grant of equity units. In addition, effective January 1, 2009, the Committee eliminated the Internal Revenue Code Section 280G excise tax gross-up adjustments from payments due under the new management agreements. These changes were approved by the Committee in order to provide equitable and competitive benefits based on the Committee’s assessment of general market practices for similar arrangements.

Please see the “Management Agreements” section in this proxy statement.

Risk Assessment

As part of their ongoing engagement, Willis Towers Watson routinely provides advice on a variety of topics that helps the Committee to avoid excessive compensation risk. In addition, during 2017 the Company conducted its own compensation risk management assessment of the company-wide incentive practices. The Company has concluded that the risks associated with compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Deductibility of Executive Compensation

On December 22, 2017, the United States government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax rules, including Section 162(m) of the Internal Revenue Code (the “Code”) which provides limits on the deductibility of executive compensation.

The previous rules limited the deduction for certain compensation over $1 million paid to a “covered employee.” Covered employee was defined as the CEO and the three other most highly compensated NEOs, excluding the CFO. Performance-based compensation meeting specific criteria was excluded from the limitation. The Tax Act retained the $1 million deduction limit, but repealed the performance-based compensation exemption from the deduction limit and expanded the definition of covered employee, effective for taxable years beginning after December 31, 2017. A covered employee will now also include any person who served as CEO or CFO at any time during a taxable year, as well as any person who was ever identified as a covered employee in 2017 or any subsequent year. Consequently, compensation paid in 2018 and later years to our NEOs in excess of $1 million will not be deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017.

The Committee generally intends to continue to comply with the requirements of Section 162(m) as it existed prior to the tax reform legislation with respect to performance-based compensation in excess of $1 million payable under outstanding awards granted before November 2, 2017 under our BEOPP and 2014 Stock Incentive Plan in order to qualify them for the transitional relief. However, no assurance can be given that the compensation associated with these awards will qualify for the transitional relief, due to ambiguities and uncertainties as to the application and interpretation of newly revised Section 162(m) and the related requirements for transitional relief.

The Committee continues to believe that shareholder interests are best served if its discretion and flexibility in structuring and awarding compensation are not restricted, even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expense to the Company.

 Bemis - 2018 Proxy Statement    29

Back to Contents

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

The Compensation Committee:

David S. Haffner, Chair
William L. Mansfield
Holly A. Van Deursen
Philip G. Weaver

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of the independent Directors listed above. No member of the Compensation Committee is a current, or during 2017 was a former officer or employee of the Company or any of its subsidiaries. During 2017, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In 2017, none of our Executive Officers served on the board of directors or compensation committee of any entity that had one or more of its Executive Officers serving on the Board or the Compensation Committee of the Company.

 Bemis - 2018 Proxy Statement    30

Back to Contents

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2017

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(1)	(2)	(3)	(4)	(5)	(6)
William F. Austen, President and Chief Executive Officer	2017	1,090,000		5,483,988		40,849	28,166	6,643,003
	2016	1,015,000		4,925,199	781,103	225,585	40,202	6,987,089
	2015	925,000		4,045,180	2,035,000	178,203	61,827	7,245,210
Michael B. Clauer, Senior Vice President and Chief Financial Officer	2017	585,000		1,225,750			27,177	1,837,927
	2016	550,000		1,006,570	264,536		31,691	1,852,797
	2015	535,000	270,000	991,950	802,500		79,944	2,679,394
James W. Ransom, Jr., Former Senior Vice President (7)	2017	595,000		1,072,522		29,570	26,109	1,723,201
	2016	580,500		1,058,722	260,592	16,406	27,535	1,943,755
	2015	566,500		1,113,966	793,100	136	44,098	2,517,800
Sheri H. Edison, Senior Vice President, Chief Legal Officer and Secretary	2017	480,000		713,266			25,006	1,218,272
	2016	466,500		704,117	179,500		21,975	1,372,092
	2015	455,000		741,333	546,000		33,662	1,775,995
Timothy S. Fliss, Senior Vice President and Chief Human Resources Officer	2017	383,000		491,382			25,095	899,477
	2016	372,000		485,035	143,138		20,669	1,020,842
	2015	360,000		505,660	432,000		29,837	1,327,497
William E. Jackson, Senior Vice President and Chief Technology Officer	2017	390,000		480,778			23,413	894,191

(1)

Reflects actual base salary paid in 2017.

(2)

Mr. Clauer received a signing bonus paid in 2015 as part of his appointment as Chief Financial Officer. Mr. Clauer’s employment began December 4, 2014.

(3)

Reflects the grant date fair value of share units granted in the fiscal year, calculated in accordance with FASB ASC Topic 718. Time-based share units and performance-based share units vest after a three-year period. Time-based share units are valued at the number of units granted multiplied by the grant date closing price. Performance-based share units are valued using a Monte Carlo simulation pursuant to FASB ASC Topic 718. For grants made in 2017, the accounting value of each performance-based share unit was 110 percent of the value of each time-based share unit. Assuming that the performance-based share units vest at the maximum performance level, the grant date fair value of the 2017 performance-based share units at the grant date using the 1/3/17 share price of $48.63 would be: Mr. Austen-$7,183,332; Mr. Clauer-$1,605,568; Mr. Ransom-$1,404,823; Ms. Edison-$934,280; Mr. Fliss-$643,667; and Mr. Jackson-$629,759.

(4)

The amounts in this column reflect cash awards paid under the BEOPP, which is discussed in further detail in the Compensation Discussion and Analysis.

(5)

The amounts in this column reflect the actuarial increase in the present value of the Named Executive Officers’ benefits under all established pension plans as well as any above market earnings on non-qualified deferred compensation plans. Interest rate and mortality rate assumptions used are consistent with those shown in our financial statements. After Mr. Ransom’s retirement on December 31, 2017, Mr. Austen is the only Named Executive Officer who participates in the Company’s defined benefit pension plan. See 2017 Pension Benefits for more detailed information.

(6)

The amounts in this column include a sum of all other compensation as reported in the following table of All Other Compensation.

(7)

Mr. Ransom resigned as an Executive Officer of the Company effective May 4, 2017, and retired as an employee on December 31, 2017.

 Bemis - 2018 Proxy Statement    31

Back to Contents

All Other Compensation

Name	Year	401k Match BIIP ($)	Life Insurance ($)	Perquisites ($)	Tax Gross-Up ($)	Total ($)
		(a)
William F. Austen	2017	21,600	4,902	1,664	0	28,166
Michael B. Clauer	2017	21,600	4,273	1,304	0	27,177
James W. Ransom, Jr.	2017	21,600	2,862	1,647	0	26,109
Sheri H. Edison	2017	21,600	3,406	0	0	25,006
Timothy S. Fliss	2017	21,600	1,788	1,707	0	25,095
William E. Jackson	2017	21,600	1,813	0	0	23,413
(a)

The Bemis Investment Incentive Plan (BIIP) 401(k) is available to all eligible salaried and non-union hourly employees, including all Executive Officers. Participants contribute by making pretax employee contributions that are then matched by the Company in Bemis shares. The match is 100% of the employee contributions up to an 8% maximum match of eligible compensation. Participants are vested after three years of service.

 Bemis - 2018 Proxy Statement    32

Back to Contents

Grants of Plan Based Awards in 2017

Name	Eff Grant Date	Award (Approval) Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (#)	Grant Date Fair Market Value ($)
			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
				(1)			(2)		(2)	(3)
William F. Austen	01/03/17	11/02/16							31,653	1,539,285
	01/03/17	11/02/16				36,929	73,857	147,714		3,944,702
	01/03/17	11/02/16	654,000	1,308,000	2,616,000
Michael B. Clauer	01/03/17	11/02/16							7,075	344,057
	01/03/17	11/02/16				8,254	16,508	33,016		881,692
	01/03/17	11/02/16	219,375	438,750	877,500
James W. Ransom, Jr.	01/03/17	11/02/16							6,191	301,068
	01/03/17	11/02/16				7,222	14,444	28,888		771,454
	01/03/17	11/02/16	208,250	416,500	833,000
Sheri H. Edison	01/03/17	11/02/16							4,117	200,210
	01/03/17	11/02/16				4,803	9,606	19,212		513,056
	01/03/17	11/02/16	144,000	288,000	576,000
Timothy S. Fliss	01/03/17	11/02/16							2,836	137,915
	01/03/17	11/02/16				3,309	6,618	13,236		353,467
	01/03/17	11/02/16	114,900	229,800	459,600
William E. Jackson	01/03/17	11/02/16							2,775	134,948
	01/03/17	11/02/16				3,238	6,475	12,950		345,830
	01/03/17	11/02/16	107,250	214,500	429,000
(1)

The Bemis Executive Officer Performance Plan (BEOPP) is an annual, non-equity cash incentive program. The BEOPP provides the formula for calculating the annual non-equity incentive based compensation, subject to the Committee’s oversight and approval. Each Named Executive Officer has a target award opportunity that is assigned as a percentage of annual base pay. These annual target awards range from 55% of annual base pay to 120% of annual base pay (as determined by the Committee). The short-term, non-equity incentive plan’s measurement for payout is adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) results against target and adjusted Return on Invested Capital (ROIC) results against target. The payout is determined by adjusted EBITDA and adjusted ROIC performance, respectively, utilizing a performance scale (see BEOPP Funding Scale in Compensation Discussion and Analysis). This annual payout is determined by comparing EBITDA and ROIC results against the performance scale (see BEOPP Funding Scale in Compensation Discussion and Analysis). The maximum payout under this plan is $3,000,000. No payouts under the BEOPP were earned for 2017.

(2)

Reflects the issuance of restricted equity units to the Named Executive Officers. Time-based share units and performance-based share units vest after a three-year period, subject to accelerated vesting for retirement eligible participants. Retirement eligible participants for 2017 include: Mr. Austen, Mr. Clauer, Ms. Edison, Mr. Ransom, Mr. Fliss, and Mr. Jackson. The share price used to determine the number of both time-based and performance-based share units granted on 1/3/17 was the average closing share price for the last 20 trading days of December 2016, or $49.19. The maximum payout for the performance-based share units is two times the target for achieving 75 percent of TSR in comparison to the TSR Comparator Group while achieving the 25th percentile of TSR in comparison to the TSR Comparator Group yields a 50 percent payout. Below the 25th percentile achievement yields no payout. All restricted equity units vest in the event of an Executive Officer’s death or disability and in the event of a change of control, with performance-based share units vesting at the target. In addition, any Executive Officer who retires at or after the age 55 will vest in a prorated amount of the units determined based on the number of months of the vesting or performance period while the Executive Officer was employed.

(3)

Grant date fair market value for the time-based share units is the number of units, multiplied by the closing market price on 1/3/17, which was $48.63. Grant date fair market value for the performance-based share units is determined using the Monte Carlo simulation in accordance with FASB ASC Topic 718. The accounting value of each performance-based share unit was 110 percent of the value of each time-based share unit.

 Bemis - 2018 Proxy Statement    33

Back to Contents

Outstanding Equity Awards at 2017 Fiscal Year End

Name	Stock Awards
	(1)		(2)	(1)		(2)
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William F. Austen	(3)	31,334	1,497,452
	(4)	31,653	1,512,697
				(5)	73,113	3,494,070
				(6)	73,857	3,529,626
Michael B. Clauer	(3)	6,404	306,047
	(4)	7,075	338,114
				(5)	14,942	714,078
				(6)	16,508	788,917
James W. Ransom, Jr.	(7)	6,736	321,913
	(8)	6,191	295,868
				(9)	15,716	751,068
				(10)	14,444	690,279
Sheri H. Edison	(3)	4,480	214,099
	(4)	4,117	196,751
				(5)	10,452	499,501
				(6)	9,606	459,071
Timothy S. Fliss	(3)	3,086	147,480
	(4)	2,836	135,532
				(5)	7,200	344,088
				(6)	6,618	316,274
William E. Jackson	(3)	3,020	144,326
	(4)	2,775	132,617
				(5)	7,045	336,681
				(6)	6,475	309,440
(1)

Reflects outstanding time-based share units and performance-based share units that vest after a three-year period. The performance-based share units will vest on 12/31/2018 and 12/31/2019 based on our TSR performance relative to our TSR Comparator Group. Dividend equivalents are accrued and paid out when the share units fully vest.

(2)

Market value of share units is determined by multiplying the number of units by the 12/29/2017 Bemis closing share price of $47.79.

(3)

Number of time-based share units awarded on 1/4/2016. The units will vest on 12/31/2018.

(4)

Number of time-based share units awarded on 1/3/2017. The units will vest on 12/31/2019.

(5)

Number of performance-based share units awarded on 1/4/2016 that would be earned based on achieving target level of performance.

(6)

Number of performance-based share units awarded on 1/3/2017 that would be earned based on achieving target level of performance.

(7)

Number of time-based share units awarded on 1/4/2016 that would normally vest on 12/31/2018. Due to Mr. Ransom’s retirement on December 31, 2017, 2,245 of the share units awarded were forfeited.

(8)

Number of time-based share units awarded on 1/3/2017 that would normally vest on 12/31/2019. Due to Mr. Ransom’s retirement on December 31, 2017, 4,127 of the share units awarded were forfeited.

(9)

Number of performance-based share units awarded on 1/4/2016 that would be earned based on achieving target level of performance. Due to Mr. Ransom’s retirement on December 31, 2017, 5,238 of the share units awarded were forfeited.

(10)

Number of performance-based share units awarded on 1/3/2017 that would be earned based on achieving target level of performance. Due to Mr. Ransom’s retirement on December 31, 2017, 9,629 of the share units awarded were forfeited.

 Bemis - 2018 Proxy Statement    34

Back to Contents

Option Exercises and Stock Vested in 2017

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
	(1)
William F. Austen	41,143	1,967,047 (2)
	25,715	1,148,432 (3)
Michael B. Clauer	20,089	960,455 (2)
	6,306	281,626 (3)
James W. Ransom, Jr.(4)	11,330	541,687 (2)
	7,082	316,282 (3)
Sheri H. Edison	7,540	360,487 (2)
	4,713	210,483 (3)
Timothy S. Fliss	5,143	245,887 (2)
	3,215	143,582 (3)
William E. Jackson	5,061	241,966 (2)
	3,164	141,304 (3)
(1)

The figures represent the number of shares that vested during 2017 for each Named Executive Officer. Dollar amount represents the share closing price on the date of vesting multiplied by the number of units vested for time-based shares.

(2)

Time-based share units vested 12/31/17 (2015 grant, including the additional number of time-based units granted to Mr. Clauer on 12/4/14) and distributed on 1/2/2018 to the Named Executive Officer.

(3)

Performance-based share units vested during 2017 (2015 grant) and distributed on 2/7/18 to the Named Executive Officer.

(4)

The share units listed in the table do not include 6,555 time-based share units and 15,293 performance-based share units based on achieving target level of performance that vested upon Mr. Ransom’s retirement on 12/31/17. These share units will be distributed at various dates in the future. The total market value of these share units determined by multiplying the number of units by the 12/29/2017 Bemis closing share price of $47.79 is $1,044,116. See the Outstanding Equity Awards table for additional information.

2017 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
James W. Ransom, Jr.			482		282,002
(1)

Deferred compensation shown above was provided under the terms of the Bemis Long-Term Deferred Compensation Plan. The plan allowed for deferral of short-term cash incentives. Earnings shown include changes in the value of phantom share units, the reinvestment of related dividend equivalents, and interest credited at a rate equal to the prime rate as of the beginning of the year, compounded on a quarterly basis. For Mr. Ransom, $116 of earnings was above market and is reflected in the Summary Compensation Table. Mr. Ransom retired December 31, 2017, and will begin receiving payments of his deferred compensation balance in 2018. No other NEOs participate in this plan.

 Bemis - 2018 Proxy Statement    35

Back to Contents

2017 Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each Named Executive Officer, under each of the Retirement Plans and Supplemental Retirement Plans, determined using interest rate and mortality rate assumptions described below. The pension plans included in this table are frozen as of December 31, 2013. Any employee hired after January 1, 2005 is not eligible to participate in any of the Bemis Defined Benefit Retirement Programs.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
	(1)(2)		(3)
William F. Austen	Bemis Retirement Plan	5.80	223,678
	Bemis Supplemental Retirement Plan	5.80	758,357
	Bemis Supplemental Retirement Plan for Senior Officers	13.80	4,340,171
	TOTAL		5,322,206
James W. Ransom, Jr.	Bemis Retirement Plan	3.12	104,043
	Bemis Supplemental Retirement Plan	3.12	253,174
	Bemis Supplemental Retirement Plan for Senior Officers		—
	TOTAL		357,217

Key Assumptions(3)	12/31/2017	12/31/2016
Discount Rate	3.75%	4.25%
Expected Retirement Age	Earliest unreduced age	Earliest unreduced age
Pre-Retirement Decrements	None	None
Post-Retirement Mortality	RP 2014 adjusted to 2006	RP 2014 adjusted to 2006
Mortality Projection Scale	MP 2017 Generational	MP 2016 Generational
Form of Payment
BRP	Single Life Annuity	Single Life Annuity
Supplemental	Lump Sum	Lump Sum
SERP	Lump Sum	Lump Sum
Lump Sum Assumptions
Interest	3.00%	3.00%
Mortality	IRS 2018 Applicable Mortality Table	IRS 2017 Applicable Mortality Table
(1)

Bemis Retirement Plan (BRP) and Bemis Supplemental Retirement Plan (Supplemental Plan) - Both the BRP and the Supplemental Plan are non-contributory defined benefit plans with an offset for Social Security, which provide benefits determined primarily by final average salary and years of service. Final average salary is determined by using the highest five consecutive years of earnings out of the last fifteen. Eligible earnings include regular annual base compensation plus any annual non-equity cash incentive earned. The benefit formula is 50% of the final average salary, less 50% of the estimated Social Security benefit. Benefits are generally accrued over a 30-year period. The Supplemental Plan is a non-qualified defined benefit “excess” plan that provides an additional benefit which would have been provided under the BRP but for the limitations imposed by IRC Section 415 (maximum benefits) and IRC Section 401(a)(17) (maximum compensation). The provisions of the Supplemental Plan generally mirror the BRP, except the Supplemental Plan provides for a present value lump sum payment option, while the BRP does not. The only Named Executive Officer that meets the eligibility requirements for early retirement as of December 31, 2017 is Mr. Austen. Mr. Ransom retired December 31, 2017 and is no longer a participant. He will begin receiving payments of his accumulated benefit balance in 2018. Early retirement eligibility is age 55 with 10 years of service. The early retirement benefits for Mr. Austen equals the normal retirement benefit, reduced by 5% each year from age 66 to age 61, then reduced 4% each year to age 55. The BRP and Supplemental Plans are frozen as of December 31, 2013; therefore, no additional benefits will be earned under these plans after December 31, 2013.

(2)

Similar to the BRP and Supplemental Plan, the total benefits under the Bemis Supplemental Retirement Plan for Senior Officers (SERP) is 50% of final average earnings, less 50% of the estimated Social Security benefit, then offset by the BRP and Supplemental Plan benefit amounts. However, unlike the BRP and the Supplemental Plan, benefits under the SERP accrue over a 20-year period. In addition, final average earnings are calculated using the highest five years during the last 15, whether or not they are consecutive. Benefits under the SERP vest upon attainment of age 50 with 20 years of service, or when combined age and service totals 75 or more. The early retirement eligibility is the same as the vesting eligibility notes above, except that the Senior Officer cannot commence payment prior to age 55. The SERP has no early retirement reductions and a present value lump sum form of payment is offered. The SERP is frozen as of December 31, 2013; therefore, no additional benefits will be earned under this plan after December 31, 2013.

(3)

All assumptions used to calculate the present value of accumulated benefits under the BRP, Supplemental Plan and the SERP, are the same as those used in our financial statements as of December 31, 2017, except for the assumed retirement age. The assumed retirement age has been changed to reflect the earliest unreduced age under the SERP. Lump sums under the Supplemental Plan and the SERP were calculated assuming a 3% lump sum interest rate and the IRS 2018 Applicable Mortality Table.

 Bemis - 2018 Proxy Statement    36

Back to Contents

Potential Payments upon Termination, Including Following Change of Control for 2017

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled to upon termination of employment, including following a change of control. Except for certain terminations following a change of control of the Company as described below, there are no other agreements, arrangements or plans that entitle Executive Officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating Executive Officer (other than following a change of control) would be at the discretion of the Compensation Committee.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT, INCLUDING FOLLOWING A CHANGE OF CONTROL

Name	Event	Cash Severance Payment (salary, bonus, etc.) ($)	Incremental Pension Benefit (present value) ($)	Continuation of Medical/ Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards ($)	Excise Tax Adjustment ($)
			(1)		(2)
William F. Austen	Death and disability				10,033,845
	(3) Voluntary termination				5,008,488
	(3) Voluntary retirement				5,008,488
	(3) Involuntary termination				5,008,488
	Involuntary termination for cause
	Change of control				10,033,845
	(4) Involuntary or constructive termination after change of control	15,398,323		75,000		7,457,047
Michael B. Clauer	Death and disability				2,147,157
	(3) Voluntary termination				1,055,872
	(3) Voluntary retirement				1,055,872
	(3) Involuntary termination				1,055,872
	Involuntary termination for cause
	Change of control				2,147,157
	(6) Involuntary or constructive termination after change of control	3,126,000		50,000
James W. Ransom, Jr.	(5) Voluntary retirement				1,044,116
Sheri H. Edison	Death and disability				1,369,422
	(3) Voluntary termination				694,389
	(3) Voluntary retirement				694,389
	(3) Involuntary termination				694,389
	Involuntary termination for cause
	Change of control				1,369,422
	(6) Involuntary or constructive termination after change of control	2,340,000		50,000
Timothy S. Fliss	Death and disability				943,375
	(3) Voluntary termination				478,378
	(3) Voluntary retirement				478,378
	(3) Involuntary termination				478,378
	Involuntary termination for cause
	Change of control				943,375
	(6) Involuntary or constructive termination after change of control	1,859,800		50,000
William E. Jackson	Death & Disability				923,064
	(3) Voluntary termination				468,103
	(3) Voluntary retirement				468,103
	(3) Involuntary termination				468,103
	Involuntary termination for cause
	Change of control				923,064
	(6) Involuntary or constructive termination after change of control	1,825,800		50,000

 Bemis - 2018 Proxy Statement    37

Back to Contents

(1)

Vested pension benefits, if any, for the Named Executive Officers are not listed in this table because they are already provided under Pension Benefits.

(2)

The Acceleration and Continuation of Equity Awards column for a change of control includes the value of all currently non-vested equity units outstanding at 2017 fiscal year-end from the Outstanding Equity Awards Table, including both time and performance-based awards (assuming performance-based awards vest at target levels).

(3)

The Acceleration and Continuation of Equity Awards column for voluntary termination, voluntary retirement, and involuntary termination includes payouts that are pursuant to the terms of the Plan, assuming a 100% payout at Target for performance-based share units.

(4)

Involuntary or constructive termination after change of control: provides salary, bonus, and an excise tax adjustment. The cash column represents three (3) times the annual base salary, three (3) times the greater of the current bonus target or the highest bonus paid to the Named Executive Officer during the previous five (5) calendar years, a cash payment equal to the value of the 2017 restricted share award made to the Named Executive Officer, and three (3) times the benefit costs calculated at thirty (30) percent of base pay. The continuation of medical/welfare benefits column represents $75,000 in estimated health, welfare and life insurance cost for a three (3) year period.

(5)

Mr. Ransom retired on December 31, 2017. The table shows the benefits he received in connection with his voluntary retirement, but does not show what he would have received under the other scenarios as they no longer apply to Mr. Ransom.

(6)

Involuntary or constructive termination after change of control: provides salary, and bonus (no tax gross-up due to elimination of this benefit as of 1/1/2009). The cash column represents two (2) times the annual base salary, two (2) times the greater of the current bonus target or the highest bonus paid to the Named Executive Officer during the previous five (5) calendar years, and two (2) times the benefit costs calculated at thirty (30) percent of base pay. The continuation of medical/welfare benefits column represents $50,000 in estimated health, welfare and life insurance cost for a two (2) year period.

 Bemis - 2018 Proxy Statement    38

Back to Contents

MANAGEMENT AGREEMENTS

We have Management Agreements (“Agreements”) with the Executive Officers that become effective only upon a change of control event. A change of control event is deemed to have occurred if (i) any person acquires or becomes a beneficial owner, directly or indirectly, of our securities representing 20 percent or more of our voting securities or 20 percent or more of our outstanding Common Stock, (ii) incumbent directors and directors elected or nominated by the Board cease to constitute a majority of the Board, (iii) consummation of a merger, unless the beneficial owners of our voting securities and outstanding Common Stock beneficially own more than 80% of the voting securities and outstanding Common Stock of the surviving corporation in substantially the same proportions, (iv) shareholder approval of a complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company unless the beneficial owners of our voting securities and outstanding Common Stock beneficially own more than 80% of the voting securities and outstanding Common Stock of the surviving corporation, or (v) the Company enters into a letter of intent or agreement in principle relating to one of the foregoing change of control events that ultimately results in such a change of control event, or a tender or exchange offer or proxy contest is commenced which ultimately results in such a change of control event. If, in connection with a change of control event, an Executive Officer is terminated involuntarily or constructively involuntarily terminated, such Executive Officer will be entitled:

(a)

To immediately receive from us or our successor, a lump-sum cash payment in an amount equal to two times (or three times for Executive Officers elected before 2008) the sum of (1) the executive’s annual salary for the previous year, or, if higher, the executive’s annual salary in effect immediately prior to the change of control event; (2) the executive’s target bonus for the current year, or, if higher, the highest annual bonus received by the executive during the previous five years; and (3) the estimated value of fringe benefits and perquisites;

(b)

To immediately receive from us or our successor (for Executive Officers elected before 2007), a lump-sum cash payment in an amount equal to the executive’s most recent annual grant of equity units multiplied by the value of a share of our common stock on the day immediately prior to the change of control event; and

(c)

For three years (or two years for Executive Officers elected in 2008 or later) after the “Involuntary Termination” or “Constructive Involuntary Termination”, to participate in any health, disability, and life insurance plan or program in which the executive was entitled to participate immediately prior to the change of control event; but notwithstanding anything to the contrary above, the executive will not be entitled to benefits under subparagraphs (a), (b) or (c) above for any time following the executive’s sixty-fifth (65th) birthday.

For purposes of the Agreements, “Involuntary Termination” means a termination by us of the executive’s employment that is not a termination for “Cause” and that is not on account of the death or disability of the executive.

“Constructive Involuntary Termination” means any of the following events: (1) reduction of the executive’s title, duties, responsibilities, or authority, other than for Cause or disability; (2) reduction of the executive’s annual base salary; (3) reduction of the aggregate benefits under our pension, profit sharing, retirement, life insurance, medical, health and accident, disability, bonus and incentive plans, and other employee benefit plans and arrangements or reduction of the number of paid vacation days to which the executive is entitled; (4) we fail to obtain assumption of the Agreement by any successor; (5) we require the executive to perform his primary duties at a location that is more than 25 miles further from his primary residence than the location at which he performs his primary duties on the effective date of the Agreement; or (6) a termination of employment with us by the executive after any of the other occurrences listed.

“Cause” means, and is limited to, (1) willful and gross neglect of duties by the executive that has not been substantially corrected within 30 days after his receipt from us of written notice describing the neglect and the steps necessary to substantially correct it, or (2) an act or acts committed by the executive constituting a felony and substantially detrimental to us or our reputation.

In 2008, new Management Agreements were approved for all incoming Executive Officers. These agreements provide for two (2) years of payments (versus the previously executed Management Agreements that provide for three (3) years of payments) and provide no additional payments for any restricted share unit awards. Effective January 1, 2009, the Compensation Committee eliminated the Internal Revenue Code Section 280G excise tax adjustments from payments due under new Management Agreements.

 Bemis - 2018 Proxy Statement    39

Back to Contents

CEO PAY RATIO

We are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Austen, our Chief Executive Officer (“CEO”):

For 2017:

•

the annual total compensation of our median employee was $42,015; and

•

the annual total compensation of our CEO, as reported in the Summary Compensation Table included on page 29 of this proxy statement, was $6,643,003.

Based on this information for fiscal year 2017, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was approximately 158:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee based on fiscal 2017 annual base compensation (salary and hourly wages) for all employees within our organization (including global full-time, part-time and temporary employees), other than our CEO, who were employed on October 1, 2017. More than one employee had the same annual base compensation. To select an employee from this group, we calculated total compensation as defined for purposes of the Summary Compensation Table for each employee in the group and selected the median employee.

When calculating annual total compensation of the median employee, we included all elements of compensation included in the Summary Compensation Table, including base pay, shift differential, overtime, bonus, 401(k) match, perquisites and similar other compensation elements.

 Bemis - 2018 Proxy Statement    40

Back to Contents

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee is composed of five independent non-employee directors as defined by applicable SEC rules and NYSE listing standards. It is responsible for overseeing the Company’s financial reporting and the Company’s internal controls over accounting and financial reporting. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company’s management, the Company’s Vice President of Internal Audit and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC). The Company’s Vice President of Internal Audit and PwC have direct access to the Audit Committee at any time on any issue of their choosing and the Committee has the same direct access to the Company’s Vice President of Internal Audit and PwC. The Committee meets privately with the Vice President of Internal Audit and with PwC at least four times a year.

Specifically, the Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2017 with the Company’s management; (ii) met and discussed the financial statements and related issues with senior management and the Company’s Vice President of Internal Audit; (iii) met and discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board’s Auditing Standard No. 16, “Communication with Audit Committee” and (iv) received the written notice from PwC regarding their independence. In addition, the Audit Committee is given responsibility to review and approve Related Person Transactions in accordance with the Related Person Transaction Approval Policy. There were no Related Person Transactions reportable under Item 404 of Regulation S-K for the fiscal year ended December 31, 2017.

Independent Registered Public Accountant Fees

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2017 and 2016, and fees billed for other services rendered by PwC during those periods.

	2017	2016
Audit Fees(1)	$3,356,806	$3,121,989
Audit-Related Fees(2)	152,203	124,555
Tax Fees(3)	95,457	86,964
Other Fees(4)	738,395	1,089,431
TOTAL FEES	$4,342,861	$4,422,939
(1)

Audit Fees – These are fees for professional services performed by PwC for the integrated audits of the Company’s annual financial statements and reviews of financial statements included in the Company’s 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees – These are fees for the assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements, including audit work related to the new revenue recognition standard.

(3)

Tax Fees – These are fees for professional services performed by PwC with respect to tax compliance, tax advice and tax planning. This includes review and/or preparation of certain foreign tax returns and tax consulting.

(4)

Other Fees – These are fees paid to PwC for acquisition due diligence audits and to assess a supply chain software solution for capacity planning and production scheduling. This also includes a software license fee for automated disclosure checklist and accounting research tool.

The Audit Committee approved all audit and non-audit services provided to the Company by PwC in accordance with its policy, prior to management engaging the auditor for that purpose. The Committee’s current practice is to consider for pre-approval quarterly all audit and non-audit services that management recommends to be provided by PwC. In making its recommendation to appoint PwC as the Company’s independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining that firm’s independence.

Based on the Committees’ review and discussions mentioned above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 to be filed with the Securities and Exchange Commission.

The Audit Committee

Arun Nayar, Chair and Financial Expert
Katherine C. Doyle
Ronald J. Floto
Adele M. Gulfo
David T. Szczupak

 Bemis - 2018 Proxy Statement    41

Back to Contents

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018

A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm (“Auditor”) for the year ending December 31, 2018. While Missouri law, our Restated Articles of Incorporation, and our Amended By-Laws do not require submission to the shareholders the question of appointment of Auditors, it has been the policy of our Board of Directors since 1968 to submit the matter for shareholder consideration in recognition that the basic responsibility of the Auditors is to the shareholders and the investing public. Therefore, the Audit Committee of the Board of Directors recommends shareholder ratification of the appointment of PricewaterhouseCoopers LLP, which has served as our Auditor for many years. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent auditors. A representative of PricewaterhouseCoopers LLP will be present at the meeting, with the opportunity to make a statement and to respond to questions.

The proxies will vote your proxy for ratification of the appointment of PricewaterhouseCoopers LLP unless you specify otherwise in your proxy.

The Audit Committee recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)

As required by the rules of the SEC, our shareholders provide an annual, advisory, non-binding vote on the compensation of our NEOs as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, reward and retain our NEOs who are vital to our success. Our compensation policies and practices were designed based upon a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. Please read the “Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the 2017 compensation of our NEOs.

We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEO’s compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our NEOs and policies and practices described in this proxy statement. Accordingly, our Board of Directors recommends that our shareholders vote “FOR” the following resolution:

“RESOLVED, that Bemis’ shareholders approve, on an advisory basis, the compensation of the NEOs as disclosed in Bemis’ Proxy Statement for the 2018 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure.”

The Say-on-Pay Vote is advisory, and therefore not binding on Bemis, the Compensation Committee or our Board of Directors. However, we value shareholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers.

 Bemis - 2018 Proxy Statement    42

Back to Contents

IMPORTANT INFORMATION ABOUT THE PROXY MATERIALS AND VOTING YOUR SHARES

Why am I receiving these proxy materials?

The Company is soliciting your proxy in connection with the Annual Meeting of Shareholders to be held on Thursday, May 3, 2018. This proxy statement and the form of proxy or, in some cases, a Notice of Internet Availability, are being mailed to shareholders commencing on or about March 23, 2018.

Why did I receive a Notice of Internet Availability of Proxy Materials?

Under the rules of the Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to certain of our shareholders on the Internet, rather than mailing printed copies to those shareholders. This process reduces the environmental impact of our Annual Meeting of Shareholders, expedites shareholders’ receipt of the proxy materials, and lowers our costs. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

How will my shares be voted by proxy?

The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting and not revoked in accordance with your instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the Company proxy will vote your shares:

•

“FOR” the 13 Director-nominees set forth herein;

•

“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

•

“FOR” the approval of our executive compensation.

May I revoke my proxy?

You may revoke your proxy at any time before it is voted by giving written notice of revocation to the Corporate Secretary of the Company.

How can I vote my shares?

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Available 24/7 www.proxyvote.com	Call toll-free 1-800-690-6903	Mark, sign and date your proxy card and send in postage-paid envelope provided

You have until 11:59 p.m. Eastern Daylight Time on Wednesday, May 2, 2018 to vote by internet or telephone. Your mailed proxy card must be received prior to the Annual Meeting of Shareholders. You may also vote your shares at the Annual Meeting of Shareholders. However, you will be admitted to the meeting only if you have a ticket. See the Admission Policy in this proxy statement for instructions on obtaining a ticket.

If your shares are held in an account at a brokerage firm, bank or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares.

For your information, voting via the internet is the least expensive to us, followed by telephone voting, with voting by mail being the most expensive. Also, you may help to save us the expense of a second mailing if you vote promptly.

 Bemis - 2018 Proxy Statement    43

Back to Contents

Who will conduct and pay for the cost of this proxy solicitation?

We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, by fax, or by internet by our Directors, Officers or other regular employees without remuneration other than regular compensation.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on March 6, 2018, will be entitled to vote at the meeting. As of that date, we had outstanding 91,950,468 shares of Common Stock. Each share entitles the shareholder of record to one vote. Cumulative voting is not permitted. See the Admission Policy in this proxy statement for instructions on obtaining a ticket to attend the meeting.

How many votes are required to approve each proposal?

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect Directors and approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. The Say-on-Pay Vote is advisory and non-binding, but we will consider shareholders to have approved the compensation of our Named Executive Officers if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal.

How are votes counted?

Abstentions will be treated as shares that are present and entitled to vote, as will an election to withhold authority to vote for Directors. Accordingly, abstentions and elections to withhold authority will have the effect of a vote “Against” the particular matter, except in the case of the Say-on-Pay Vote for which an abstention will have no effect. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

If I own or hold shares in a brokerage account, can my broker vote my shares for me?

The election of Directors and the Say-on-Pay Vote are matters on which brokers do not have discretionary authority to vote. Thus, if your shares are held in a brokerage account and you do not provide instructions as to how your shares are to be voted on these proposals, your broker or other nominee will not be able to vote your shares on these matters. Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

What is the address for the Company’s principal executive office?

The mailing address of our principal executive office is:
2301 Industrial Drive
Neenah, Wisconsin 54956

 Bemis - 2018 Proxy Statement    44

Back to Contents

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Proposals for inclusion in proxy statement

We must receive all shareholder proposals to be presented at the 2019 annual meeting of shareholders that are requested to be included in the proxy statement and form of proxy relating thereto not later than November 23, 2018.

Nominees for inclusion in proxy statement (proxy access)

In 2016, the Board of Directors adopted a proxy access bylaw that permits shareholders who satisfy certain eligible requirements to nominate one or more persons for election as a Director for inclusion in the Company’s proxy statement. The proxy access bylaw permits a shareholder, or group of up to 20 shareholders, owning 3% of more of the Company’s outstanding stock continuously for at least three years to nominate and include in the Company’s proxy statement Director nominees constituting up to the greater of 20% of the Board of Directors or two Directors. The shareholder(s) and any nominee(s) must satisfy the requirements set forth in the Amended By-Laws. To be timely, notice of such a nomination must be delivered and received at our principal executive offices not less than 120 days nor more than 150 days before the first anniversary of the date the Company distributed its proxy statement to shareholders for the prior year’s annual meeting, which is no later than November 23, 2018 and no earlier than October 24, 2018 for nominations for the 2019 annual meeting of shareholders. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if delivered and received not less than 90 days before such annual meeting, or, if later, within 10 business days after the first public announcement of the date of such annual meeting.

Other proposals and nominees

Shareholder proposals to be brought before any meeting of shareholders or nominations of persons for election as a Director at any meeting of shareholders must be made pursuant to timely notice in writing to the Corporate Secretary of the Company. To be timely, notice by the shareholder must be delivered or received at our principal executive offices not less than 90 days before the first anniversary of the preceding year’s annual meeting, which, for next year is February 2, 2019. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if delivered or received not less than 90 days before such annual meeting, or, if later, within 10 business days after the first public announcement of the date of such annual meeting.

Notice requirements

A notice must set forth certain information concerning such proposal or such shareholder and the nominees, as specified in our Amended By-Laws and as required by SEC rules, as applicable. The presiding officer of the meeting will refuse to acknowledge any proposal or nomination not made in compliance with the foregoing procedures.

The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

 Bemis - 2018 Proxy Statement    45

Back to Contents

HOUSEHOLDING

The SEC permits a procedure, called “householding”, for the delivery of proxy information to shareholders. Under householding, shareholders who share the same last name and address, and do not participate in electronic delivery, will receive only one copy of the proxy materials, including our Annual Report to Shareholders or, in some cases, one Notice of Internet Availability. We initiated householding to reduce printing costs and postage fees.

Shareholders wishing to continue to receive multiple copies of proxy materials or multiple Notices of Internet Availability may do so by completing and returning the “opt out” card previously mailed to you or by notifying us in writing or by telephone at Bemis Company, Inc., 2301 Industrial Drive, Neenah, Wisconsin 54956, 920-527-5000. Upon such request, we will promptly deliver copies of the proxy materials or Notice of Internet Availability to a shareholder at a shared address to which a single copy of the documents was delivered.

Shareholders who share an address (but not the same last name) may request householding by notifying us at the above-referenced address or telephone number.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2018

The following materials are available for viewing on the internet:

•

Proxy statement for the 2018 Annual Meeting of Shareholders;

•

2017 Annual Report to Shareholders; and

•

Annual report on Form 10-K for the year ended December 31, 2017.

To view the proxy statement, 2018 Annual Report to Shareholders, or annual report on Form 10-K, visit www.bemis.com/2018Annualmeeting.

ADMISSION POLICY

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on May 3, 2018. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by:

•

Calling 920-527-5290;

•

E-mailing contactbemis@bemis.com; or

•

Mailing a request to Bemis Company, Inc. at 2301 Industrial Drive, Neenah, Wisconsin 54956, Attention: Corporate Secretary.

Seating is limited. Tickets will be issued on a first-come, first-serve basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in “street name” (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

 Bemis - 2018 Proxy Statement    46

Back to Contents

BEMIS COMPANY, INC.
ATTN: ERIN M. WINTERS
2301 Industrial Drive
NEENAH, WI 54956

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 William F. Austen	02 Katherine C. Doyle	03 Adele M. Gulfo	04 David S. Haffner	05 Timothy M. Manganello
06 Arun Nayar	07 Guillermo Novo	08 Marran H. Ogilvie	09 David T. Szczupak	10 Holly A. Van Deursen
11 Philip G. Weaver	12 George W. Wurtz III	13 Robert H. Yanker		

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018.	☐	☐	☐
3	To approve on an advisory basis the Company's executive compensation (Say-on-Pay Vote).	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Only Shareholders of record at the close of business on March 6, 2018 will be entitled to receive notice of and to vote at the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000366700_1 R1.0.1.17

Back to Contents

We will hold the Annual Meeting of Shareholders of Bemis Company, Inc. **at the Corporate Offices at 2301 Industrial** Drive, Neenah, Wisconsin, on Thursday, May 3, 2018, at 9:00 a.m., Central Daylight Time.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

BEMIS COMPANY, INC.
2301 Industrial Drive
Neenah, WI 54956

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Erin M. Winters, Kasey A. Wroblewski and Sheri H. Edison, or any of them, as Proxies with power of substitution to vote on all matters, as designated on the reverse side, all the shares of stock of Bemis Company, Inc. held of record by the undersigned on March 6, 2018, at the Annual Meeting of Shareholders to be held on May 3, 2018.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If this Proxy is received and no specific direction is made, this Proxy will be voted "FOR" each of the nominees in proposal 1 and "FOR" proposals 2 and 3 .

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000366700_2 R1.0.1.17